UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Callaway Golf Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 5, 2013

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Wednesday, May 15, 2013, at Callaway Golf Company’s offices, located at 2180 Rutherford Road, Carlsbad, California 92008, commencing at 8:30 a.m. (PDT). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

At the meeting, your Board of Directors will ask shareholders to (i) elect nine directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; (iii) approve an amendment to the Callaway Golf Company Amended and Restated 2004 Incentive Plan; (iv) approve the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan; and (v) approve, on an advisory basis, the compensation of the Company’s named executive officers. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the nominees, “FOR” ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the approval of the amendment to the Callaway Golf Company Amended and Restated 2004 Incentive Plan, “FOR” the approval of the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan and “FOR” the approval of the compensation of the named executive officers.

The Company has elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow the Company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, those shareholders will receive a notice with instructions on how they may access and review the proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability previously sent to you.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet if you do not attend the Annual Meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then instead of voting via the Internet, you may vote by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the following Proxy Statement and in the Notice of Internet Availability previously sent to you.

Thank you for your continued interest in and support of our Company.

Sincerely,

Oliver G. (Chip) Brewer III

President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: May 15, 2013

To Our Shareholders:

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Callaway Golf Company, a Delaware corporation (the “Company”), is scheduled to be held at Callaway Golf Company’s offices, located at 2180 Rutherford Road, Carlsbad, California 92008, commencing at 8:30 a.m. (PDT), on Wednesday, May 15, 2013, for the following purposes:

1.	to elect as directors the nine nominees named in the accompanying Proxy Statement;

2.	to ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	to approve the amendment to the Callaway Golf Company Amended and Restated 2004 Incentive Plan;

4.	to approve the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan;

5.	to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has nominated the following nine individuals to stand for election to the Board of Directors at the Annual Meeting: Samuel H. Armacost, Ronald S. Beard, Oliver G. Brewer III, John C. Cushman, III, Yotaro Kobayashi, John F. Lundgren, Adebayo O. Ogunlesi, Richard L. Rosenfield, and Anthony S. Thornley. All nine individuals are currently members of the Company’s Board of Directors. For more information concerning these individuals, please see the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 18, 2013 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 71,088,443 shares of Common Stock were issued and outstanding. In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of Common Stock of the Company be present in person or represented by proxy.

TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY VOTING THROUGH THE INTERNET OR TELEPHONE OR BY SIGNING, DATING, AND RETURNING A PROXY CARD IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. IF YOU RECEIVED ONLY THE NOTICE OF HOW TO ACCESS THE PROXY MATERIALS VIA THE INTERNET, A PROXY CARD WAS NOT SENT TO YOU AND YOU MAY VOTE ONLY VIA THE INTERNET IF YOU DO NOT ATTEND THE ANNUAL MEETING OR REQUEST THAT A PROXY CARD BE MAILED TO YOU. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOUR BROKER WILL ASK YOU FOR INSTRUCTIONS ON HOW TO VOTE YOUR SHARES. YOU ARE URGED TO RETURN THE VOTING INSTRUCTIONS TO YOUR BROKER AS PROMPTLY AS POSSIBLE TO ENSURE YOUR SHARES WILL BE VOTED. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

If you plan to attend the Annual Meeting in person, we would appreciate your response by so indicating when returning the proxy.

By Order of the Board of Directors,

Brian P. Lynch
Corporate Secretary

Carlsbad, California

April 5, 2013

Proxy Statement

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: May 15, 2013

GENERAL INFORMATION

Purpose

This Proxy Statement and accompanying proxy card will first be made available to shareholders on the Internet on or about April 5, 2013 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company”). The proxies are for use at the 2013 Annual Meeting of Shareholders of the Company, which is scheduled to be held on Wednesday, May 15, 2013, at Callaway Golf Company, located at 2180 Rutherford Road, Carlsbad, California 92008, commencing at 8:30 a.m. (PDT), and at any meetings held upon adjournment or postponement thereof (the “Annual Meeting”). The record date for the Annual Meeting is the close of business on March 18, 2013 (the “Record Date”). Only holders of record of the Company’s common stock, $.01 par value per share (the “Common Stock”), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Voting and Quorum

The Board of Directors is soliciting your proxy to vote on all matters scheduled to come before the Annual Meeting. By completing and returning the proxy card or voting instruction card, or by transmitting your voting instructions by telephone or via the Internet, you are authorizing the designated proxies to vote your shares at the Annual Meeting as you have instructed. Whether or not you plan to attend the Annual Meeting in person, please return a proxy indicating how you wish your shares to be voted as promptly as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet if you do not attend the Annual Meeting or request that a proxy card be mailed to you. If you have received a proxy card, you may return a proxy either by voting through the Internet or telephone or by signing, dating and returning a proxy card. Please follow the accompanying instructions. Any shareholder who submits a proxy has the power to revoke it at any time before his, her or its shares are voted either by filing with the corporate secretary of the Company a written instrument revoking it, or by returning (by Internet, or if applicable, by telephone or mail) another later-dated proxy, or by attending the Annual Meeting and voting in person. If you sign and return your proxy but do not indicate how you want to vote your shares for each proposal, then for any proposal for which you do not so indicate, your shares will be voted at the Annual Meeting in accordance with the recommendation of the Board of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees for election as director as set forth in this Proxy Statement, “FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, “FOR” the approval of the amendment to the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Plan”), “FOR” the approval of the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan (the “Director Plan”) and “FOR” the approval, on an advisory basis, of the compensation of the named executive officers. By returning the proxy (by Internet, or if applicable, by telephone or mail), unless you notify the corporate secretary of the Company in writing to the contrary, you are also authorizing the proxies to vote with regard to any other matter that may properly come before the Annual

Meeting or any adjournment or postponement thereof. The Company does not currently know of any such other matter. If there are any such additional matters, the proxies will vote your shares in accordance with the recommendation of the Board of Directors.

As of the Record Date, there were 71,088,443 shares of Common Stock issued and outstanding and no other securities of the Company entitled to vote at the Annual Meeting were outstanding. Under Delaware law and the Company’s Bylaws, the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. The inspector of election will determine whether a quorum is present.

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated (Internet and telephone voting cannot accommodate cumulative voting). The nine nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Returning a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the designated proxies to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record of those shares and our proxy materials have been made available to you by us. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). If you give your broker instructions, your shares will be voted as directed. If you do not give your broker instructions and the proposal is considered “routine,” brokers are generally permitted to vote your shares in their discretion. The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is the only matter to be voted on at the Annual Meeting that will be considered routine. The election of directors, the approval of the amendment to the Plan, the approval of the Director Plan and the approval, on an advisory basis, of the compensation of the named executive officers will not be considered routine and therefore brokers will not have discretionary authority to vote on these proposals.

Abstentions may be specified for all proposals except the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, the Notice of Internet Availability, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $5,500, plus out-of-pocket expenses.

Householding

With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission (“SEC”) permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.

A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one annual proxy statement or one Notice of Internet Availability will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report or annual proxy statement in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-542-1061. In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report or annual proxy statement for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report or annual proxy statement, then such shareholder should contact his or her bank, broker or other third party in whose name the shares are registered or contact the Company as follows: Callaway Golf Company, ATTN: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771.

Other Matters

The main purpose of the Annual Meeting of Shareholders is to conduct the business described in this Proxy Statement. At the upcoming Annual Meeting, it is the Company’s intention to have a brief presentation by the Chief Executive Officer after the completion of all business, followed by a short question and answer period. Due to legal and practical constraints, including regulations regarding the selective disclosure of material information, and consistent with the fact that the main purpose of the Annual Meeting is to conduct the necessary business of the Company, a significant, substantive presentation on the Company’s current or expected performance is not planned.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Introduction

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of the Company’s shareholders. The Company is committed to maintaining high standards of corporate governance. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance.

One of the most important aspects of corporate governance is the election of a Board of Directors to oversee the operation of the business and affairs of the Company. The Company’s Bylaws provide that the Company’s directors shall be elected at each annual meeting of shareholders. As a result, as discussed below, the first proposal the shareholders will be asked to vote upon at the Annual Meeting is the election of the nine nominees named in this Proxy Statement as directors to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualified.

In today’s business environment, the selection of a qualified independent auditor has become a key aspect of corporate governance. The Board of Directors has asked that shareholders ratify, on an advisory basis, the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board of Directors believes that the successful continuation of the Company’s business strategy depends upon attracting and retaining able executives, managers and other key employees. In order for the Company to continue to attract and retain capable personnel, the Board of Directors believes that it is in the best interests of the Company and our shareholders to amend the Plan to, among other matters, (1) extend the term of the Plan, which is due to expire on May 24, 2014, until May 15, 2023, (2) increase the number of shares of Common Stock available for issuance under the Plan from 17,500,000 shares to 24,000,000 shares, and (3) reapprove the performance measures in the Plan. As a result, as discussed below, the Board of Directors has asked our shareholders to approve the amendment to the Plan. Similarly, in order to attract and retain highly qualified independent directors, the Board of Directors has asked our shareholders to approve the Director Plan.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the shareholders of the Company are entitled to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement. Pursuant to the Dodd-Frank Act, this shareholder vote is advisory only and is not binding on the Company, its Board of Directors or the Compensation and Management Succession Committee. Although the vote is non-binding, the Compensation and Management Succession Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and in making future compensation decisions.

Independence

The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not an employee of the Company and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the New York Stock Exchange (“NYSE”). In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to an organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed on Exhibit A attached to the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that each of the eight current non-management directors is independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, is the only current director who is not independent. Therefore, a substantial majority of the members of the Board are independent.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board of Directors to identify certain minimum criteria that every director must meet: (1) a director must exhibit very high personal and professional ethics, integrity and values; (2) a director must not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (3) a director must be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (4) a director must be able to devote adequate time to his or her service as a director. A potential candidate will not be considered for a directorship unless he or she satisfies these threshold criteria.

In addition to these minimum threshold criteria, the Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board of Directors has determined that one or more Board members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a Chief Executive Officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that at least one or more members of the Board of Directors should have functional expertise in each of finance, accounting, legal matters, investment banking, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing experience, retail business experience, and mergers and acquisitions. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The Nominating and Corporate Governance Committee works with the Board of Directors to evaluate annually the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This annual evaluation of the Board’s composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time. In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board. In addition, although the Board of Directors does not have a formal policy regarding diversity, the Board of Directors believes that ethnic, gender, and cultural diversity among Board members can provide distinct value and is important. In considering potential new candidates, the Board does consider whether the potential Board member would increase the ethnic, gender, or cultural diversity of the Board members.

Identification of Potential Director Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Company’s Board of Directors, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee c/o the Company’s Corporate Secretary at

2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will review properly submitted shareholder candidates in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board of Directors at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the heading “Shareholder Proposals” in this Proxy Statement.

Nomination Process

The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity among the Board of Directors and contributes to the Board’s ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service on the Board. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a vacancy becomes available on the Board of Directors as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase the size of the Board, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.

Majority Vote Policy

The Company’s Corporate Governance Guidelines set forth the Company’s procedure regarding a director who is elected but receives a majority of “withheld” votes. In an uncontested election of directors, any nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to submit in writing an offer to resign. The Nominating and Corporate Governance Committee would consider, among other things, the reasons for the Majority Withheld Vote and make a recommendation to the Board of Directors whether or not to accept the resignation offer. The Board of Directors would consider the recommendation of the Nominating and Corporate Governance Committee and would determine whether to accept the resignation. The Board of Directors would disclose the basis for its determination. Full details of this procedure are set forth in the Company’s Corporate Governance Guidelines, posted on its website at www.callawaygolf.com under Investor Relations — Corporate Governance.

Board Leadership Structure

The Board of Directors believes that strong, independent Board leadership is a critical aspect of effective corporate governance. As a result, the Board either appoints a Chairman of the Board who is an independent director or appoints a lead independent director if the Chairman of the Board is not independent (e.g., when the Chairman is also the Chief Executive Officer). The independent Chairman or the lead independent director, as the case may be, works with the Chief Executive Officer to set the Board’s work program and meeting agendas, coordinates the activities of the independent directors, serves as a liaison between the Chief Executive Officer and the independent directors, and presides at the executive sessions (without management) of the independent directors.

The Company currently separates the positions of Chairman and Chief Executive Officer. Separating these positions and having the Chairman lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. Currently, Mr. Beard, who is an independent director, is serving as Chairman of the Board and the Company therefore does not have a director with the title of lead independent director. A copy of the Charter for the Chairman position is available at the corporate governance section of the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Membership.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, (iv) related party transactions and conflicts of interest, and (v) the establishment of procedures for the receipt and handling of complaints regarding accounting, internal accounting controls and auditing matters.

On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board the significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management periodically conducts an enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and quantification of the potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee as well as the full Board of Directors.

Risk Assessment of Compensation Programs

The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and legal departments reviewed the compensation policies, plans and practices for its executive officers, as well as for all other employees and then discussed their findings with the Company’s Chief Executive Officer, Compensation Committee and outside compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to its financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines and forfeiture provisions, contained in the employment agreements of the named executive officers, that enable the recovery of certain incentive compensation payments in certain circumstances.

Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices. First, in setting these policies and practices, the Company was careful to ensure that they were consistent with the Company’s strategic objectives and that none of the policies or practices varied significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company. Second, the Company employed a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balanced short-term and long-term incentives; cash and stock-based compensation; service-based and performance-based compensation; and corporate and individual performance incentives. The Company believes that this overall balanced approach significantly reduces the risk that the Company’s compensation policies or practices could have a significant adverse effect on the Company. Third, the Company’s incentive plans could not be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs. Fourth, the Company believes that certain of its policies and programs, such as its stock ownership guidelines and compensation forfeiture provisions applicable to certain senior officers, also mitigate any risk-taking incentive inherent in any compensation policies or practices. Lastly, the Compensation and Management Succession Committee of the Board of Directors, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.

Committees of the Board of Directors

The Board of Directors currently has three standing committees. They are the Audit Committee; the Compensation and Management Succession Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for each of the three standing committees. A copy of each of the charters is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department at the Company’s principal executive offices by telephone at (760) 931-1771 or by mail at 2180 Rutherford Road, Carlsbad, CA 92008. More detailed information about each committee is set forth below.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently consists of Messrs. Armacost (Chair), Beard, Lundgren, Ogunlesi, and Thornley. The Board of Directors has determined that each member of the Company’s Audit Committee is independent within the meaning of Section 10A(m)(3) of the Exchange Act, and Rule 10A-3 thereunder, and the applicable listing standards of the NYSE. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board of Directors has determined that at least one member of the Audit Committee qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board of Directors has designated Mr. Armacost as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other members of the Audit Committee make them well qualified to serve on the Company’s Audit Committee. Shareholders should understand that Mr. Armacost’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Armacost any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The Audit Committee is responsible for representing the Board of Directors in discharging its oversight responsibility relating to risk management, the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, as well as oversight of the Company’s internal audit function. The Audit Committee reviews and discusses with the Company’s independent registered public accounting firm the scope and results of the annual audit and any reports with respect to interim periods. It also reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements of the Company, including any significant financial reporting issues and judgments, the effects of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements, disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in reports filed with the SEC, and any major issues regarding the Company’s accounting principles and financial statements. In addition, the Audit Committee has oversight responsibility with regard to the Company’s legal and regulatory matters including oversight responsibility for legal compliance. As part of this oversight responsibility, the Audit Committee receives at least quarterly updates on litigation matters and reports from the Chief Ethics Officer regarding any complaints received regarding accounting matters or related to the Code of Conduct. The Audit Committee also has sole authority for all matters relating to the Company’s independent registered public accounting firm, including the appointment, compensation, evaluation, retention and termination of such firm. The Audit Committee has instituted a formal annual evaluation process for evaluating the independent registered public accounting firm prior to re-engaging the firm for an additional year. This process includes formal evaluations by each member of the Audit Committee as well as the Chief Financial Officer and Chief Accounting Officer, the Controller, and other employees as well. This process also includes both written evaluations and discussion with the Audit Committee and management.

Compensation and Management Succession Committee. The Compensation and Management Succession Committee currently consists of Messrs. Lundgren (Chair), Armacost, Beard, Cushman, and Rosenfield. All of the members of this Committee are independent directors as determined under the applicable independence standards described above, including the NYSE listing standards. The Compensation and Management Succession Committee is responsible for discharging the responsibilities of the Board relating to compensation of the Company’s executives and for assisting the Board with management succession issues and planning. The Compensation and Management Succession Committee, together with the other independent directors, sets the compensation of the Chief Executive Officer. The Compensation and Management Succession Committee sets the compensation of the other executive officers in consultation with the Chief Executive Officer. The Compensation and Management Succession Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Ogunlesi (Chair), Beard, Cushman, Kobayashi, and Rosenfield. All of the members of this Committee are independent directors as determined under the applicable independence standards described above, including the NYSE listing standards. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals who are qualified to serve on the Board of Directors and recommending candidates who should stand for election at each annual meeting of shareholders. The Nominating and Corporate Governance Committee is also responsible for oversight of the Company’s corporate governance practices, including the Company’s Corporate Governance Guidelines, and evaluation of the effectiveness of the Board and Board Committees.

Meetings and Director Attendance

During 2012, the Company’s Board of Directors met ten times and the independent directors met in executive session at four of those meetings and determined that there was no need to meet in executive session at the other meetings; the Audit Committee met nine times; the Compensation and Management Succession Committee met nine times; and the Nominating and Corporate Governance Committee met four times. In addition to meetings, the members of the Board of Directors and its committees sometimes take action by written consent in lieu of a meeting, which is permitted under Delaware corporate law, or discuss Company business without calling a formal meeting. During 2012, all of the Company’s directors then serving attended in excess of 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served. All of the Board members are expected to attend the annual meetings of shareholders, and all directors except Mr. Ogunlesi (who was out of the country) attended the 2012 annual shareholders’ meeting.

Director Compensation

Directors who are not employees of the Company are paid an annual base cash compensation, additional daily cash compensation for attendance at meetings of the Board of Directors and its committees, and are reimbursed for their expenses in attending meetings. The annual base cash compensation is $45,000. Directors also receive $1,500 per day per Board or committee meeting attended. Non-employee directors who serve as Chairs of committees of the Board of Directors are paid an additional $300 per day per committee meeting attended. During 2012, in recognition of the significant amount of time they are required to spend on Company business between meetings, the Chairman of the Board was paid an additional annual cash retainer of $30,000 and the Chair of the Audit Committee and the Chair of the Compensation and Management Succession Committee were each paid additional annual cash retainers of $10,000. For additional information, see “Director Compensation in Fiscal Year 2012” included in this Proxy Statement.

During 2012, it was the Company’s practice that upon the initial election or appointment of a new director and for each year of continuing service, a director is granted stock options, restricted stock, restricted stock units, phantom stock units or a combination thereof as the long-term incentive portion of director compensation. Such initial and continuing service awards are made as of the date of appointment or re-election in the form and amount as determined by the Board of Directors on the recommendation of the Compensation and Management Succession Committee. In 2012, each of the non-employee directors was granted 9,329 phantom stock units with a grant date value of $50,000 as continuing service awards, as described below. The phantom stock units vest in full on the third anniversary of the date of grant and will be settled in cash equal to the value of one share of Common Stock for each unit. The Board used cash-settled awards because its prior equity plan for directors expired at the end of 2011. The Company is seeking approval of a new director plan at the Annual Meeting, as detailed in Proposal No. 4.

The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist the directors in complying with this policy, non-employee directors are entitled to receive a limited amount of golf club products of the Company, free of charge, for their own personal use and the use of immediate family members residing in their households. The directors also receive a limited amount of other products (e.g., golf balls and accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount that is not material in amount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2012 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2012

The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel H. Armacost	$101,200	$50,000	—	—	—	—	$151,200
Ronald S. Beard	$124,500	$50,000	—	—	—	—	$174,500
John C. Cushman, III	$89,600	$50,000	—	—	—	—	$139,600
Yotaro Kobayashi	$60,601	$50,000	—	—	—	—	$110,601
John F. Lundgren	$90,476	$50,000	—	—	—	—	$140,476
Adebayo O. Ogunlesi	$79,607	$50,000	—	—	—	—	$129,607
Richard L. Rosenfield	$80,100	$50,000	—	—	—	—	$130,100
Anthony S. Thornley	$58,500	$50,000	—	—	—	—	$108,500

(1)	In 2012, Messrs. Armacost, Cushman, Lundgren, Ogunlesi, and Rosenfield each served as chair of a committee for all or a portion of 2012 and received the additional per day fee with respect to each committee meeting chaired. Also, Mr. Beard was paid an additional $30,000 in 2012 for his service as Chairman of the Board. Mr. Armacost was paid an additional $10,000 for his service as Chair of the Audit Committee during 2012. Mr. Cushman was paid an additional $5,000 for the first two quarters of 2012 for his service as Chair of the Compensation and Management Succession Committee. Mr. Lundgren was paid an additional $5,000 for his service as Chair of the Compensation and Management Succession Committee during the second half of 2012.
(2)	Represents the aggregate grant date fair value of phantom stock units calculated for financial reporting purposes for the year utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2012 (the “10-K”) for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. As of December 31, 2012, (i) Mr. Armacost had outstanding 13,086.55 restricted stock units and 32,000 stock options; (ii) Mr. Beard had outstanding 13,086.55 restricted stock units and 18,000 stock options; (iii) Mr. Cushman had outstanding 13,086.55 restricted stock units and 32,000 stock options; (iv) Mr. Kobayashi had outstanding 13,086.55 restricted stock units and 8,000 stock options; (v) Mr. Lundgren had outstanding 13,086.55 restricted stock units and no stock options; (vi) Mr. Ogunlesi had outstanding 22,479.68 restricted stock units and no stock options; (vii) Mr. Rosenfield had outstanding 13,086.55 restricted stock units and 18,000 stock options; and (viii) Mr. Thornley had outstanding 13,086.55 restricted stock units and 26,000 stock options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The terms of all of our directors expire at the Annual Meeting. In accordance with our Bylaws, the Board of Directors has fixed the number of directors at nine. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has nominated each of the Company’s nine current directors to stand for election at the Annual Meeting to serve until the 2014 annual meeting of shareholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

The nominees for election as directors at the Annual Meeting are set forth below:

Name	Positions with the Company	Director Since
Oliver G. (Chip) Brewer III	President and Chief Executive Officer	2012
Ronald S. Beard	Chairman of the Board	2001
Samuel H. Armacost	Director	2003
John C. Cushman, III	Director	2003
Yotaro Kobayashi	Director	1998
John F. Lundgren	Director	2009
Adebayo O. Ogunlesi	Director	2010
Richard L. Rosenfield	Director	1994
Anthony S. Thornley	Director	2004

Biographical Information of Nominees. Set forth below is certain biographical information about each of the nominees as well as information concerning the skills and qualifications that led the Board to conclude that the nominees should serve as directors:

Oliver G. (Chip) Brewer III. Mr. Brewer, 49, has served as a Director and President and Chief Executive Officer of the Company since March 2012. Until February 2012, Mr. Brewer served as the President and Chief Executive Officer of Adams Golf, Inc. beginning January 2002. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and Senior Vice President of Sales and Marketing of Adams Golf from September 1998 to August 2000. Mr. Brewer also served on the board of directors of Adams Golf since 2000 until his resignation effective as of February 29, 2012. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991. Mr. Brewer is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, because the Board of Directors believes it is important to have the Chief Executive Officer serve on the Board of Directors as he is the one closest to the day-to-day operations of the Company. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, selling to retailers, and mergers and acquisitions.

Ronald S. Beard. Mr. Beard, 74, has served as a Director of the Company since June 2001 and Chairman since 2005 and held the position of Lead Independent Director from August 2002 until that position was merged into his position as Chairman. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former Partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as the Company’s general outside counsel from 1998 until he joined the Board of Directors. Mr. Beard served as a Director of Javo Beverage Company from January 2004 until May 2011. Mr. Beard served as a Board member of Document Sciences Corporation from December

2004 until March 2008 when it was sold. He received his law degree in 1964 from Yale Law School. Mr. Beard is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his extensive experience with the Company as a Board member and previously as its primary outside legal advisor. Mr. Beard, among other things, has other public company board experience, and experience with corporate governance, executive compensation, as well as executive officer experience as Chairman of a leading global law firm. Mr. Beard also has functional expertise in finance, accounting, legal matters, international business, strategic planning, and mergers and acquisitions.

Samuel H. Armacost. Mr. Armacost, 74, has served as a Director of the Company since April 2003 and is the Chair and designated “Financial Expert” of the Audit Committee. From 1981-2010, he served as a Director of SRI International (formerly Stanford Research Institute), an independent nonprofit research institute, and was Chairman from 1998 to March 2010. In April 2010, Mr. Armacost was appointed as Chairman Emeritus. Mr. Armacost continues as a member of the SRI International Board of Directors. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. Prior to that time he was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Currently, Mr. Armacost serves as a member of the Board of Directors of Exponent, Inc. and Franklin Resources, Inc. and previously served on the Boards of Chevron Corporation and Del Monte Foods Company. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964. Mr. Armacost is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior Chief Executive Officer experience of a public company, his other public company board experience, and his experience with corporate governance and executive compensation. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business, research and development, strategic planning, and mergers and acquisitions.

John C. Cushman, III. Mr. Cushman, 72, has served as a Director of the Company since April 2003. He has served as Chairman or Co-Chairman of Cushman & Wakefield, Inc. since it merged with Cushman Realty Corporation in 2001. Mr. Cushman co-founded Cushman Realty Corporation in 1978 and also served as its Chief Executive Officer. Mr. Cushman also serves as Director and Chief Executive Officer of Cushman Winery Corporation, which is the owner of Zaca Mesa Winery, and which he co-founded in 1972. Mr. Cushman is a 1963 graduate of Colgate University where he also earned an Honorary Doctorate in Humane Letters in 2008, and he completed the Advanced Management Program at Harvard University in 1977. Mr. Cushman is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his extensive experience with the Company as a Board member as well as his current executive position with Cushman & Wakefield, his prior Chief Executive Officer experience, his other public company Board experience, and his experience with corporate governance and executive compensation. Mr. Cushman also has functional expertise in finance, human resources/compensation, international business, strategic planning, the retail industry, and mergers and acquisitions.

Yotaro Kobayashi. Mr. Kobayashi, 79, has served as a Director of the Company since June 1998. He is the former Chairman and Chief Executive Officer of Fuji Xerox Co., Ltd., a global developer of xerographic and document-related products. Mr. Kobayashi joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. He served as Chairman of the Board from 1999 through March 2006. Mr. Kobayashi served as Chief Corporate Advisor from March 2006 through March 2009. Mr. Kobayashi serves on the Board of Trustees of the American Productivity and Quality Center. He is the Pacific Asia Chairman of the Trilateral Commission and holds positions as Chairman of the International University of Japan, Chairman of the Blackstone Group Japan Advisory Board, Chairman of the Advisory Board to Accenture as well as Life-Time Trustee of Keizai Doyukai. He also serves on the Board of Trustees of Keio University. Mr. Kobayashi previously served as a Director of Sony Corporation and Nippon Telegraph and Telephone Corporation. He is a 1956 graduate of Keio University and received his MBA from The Wharton School in 1958. Mr. Kobayashi is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his extensive experience with the Company as a Board member as well as prior Chief Executive Officer experience, his other public company board experience, as well as his experience with corporate governance and executive compensation matters. He also has functional expertise in human resources/compensation, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, and mergers and acquisitions.

John F. Lundgren. Mr. Lundgren, 61, has served as a Director of the Company since March 2009. He is Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., the successor entity following the merger of The Stanley Works and Black and Decker which was completed in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 — 1997 and Fort James Corporation from 1997 — 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren has been a director of The Stanley Works since 2004 and is a member of the Board of Directors of the National Association of Manufacturers. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University. Mr. Lundgren is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his prior experience with the Company as a Board member as well as his current position of Chief Executive Officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business, strategic planning, consumer sales and marketing, retail sell-through, and mergers and acquisitions.

Adebayo O. Ogunlesi. Mr. Ogunlesi, 59, has served as a Director of the Company since January 2010. He is Chairman and Managing Partner of Global Infrastructure Management, LLC, which is a private equity firm with over $15 billion in assets under management and which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi also serves on the boards of Goldman Sachs, Kosmos Energy Holdings and African Finance Corporation. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court. Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to prior service on the Company’s Board of Directors, his current executive officer position, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, international business, strategic planning, and mergers and acquisitions.

Richard L. Rosenfield. Mr. Rosenfield, 67, has served as a Director of the Company since April 1994. From 1985 until July 2011, Mr. Rosenfield served as co-founder and co-Chairman of California Pizza Kitchen, Inc., a casual dining full-service pizza restaurant chain. From 1985 until 1996 and then from 2003 until July 2011, he also served as co-President and co-Chief Executive Officer of California Pizza Kitchen, Inc. In 2002, Mr. Rosenfield co-founded and served as co-President of LA Food Show, Inc., a Los Angeles restaurant company that is now owned by California Pizza Kitchen, Inc. From 1973 to 1985, Mr. Rosenfield was a principal and partner of the law firm of Flax & Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, Mr. Rosenfield served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law. Mr. Rosenfield is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior Chief Executive Officer experience, his other public company board experience, and his experience with corporate governance and executive compensation. Mr. Rosenfield also has functional expertise in legal matters, international business, strategic planning, consumer sales and marketing, the retail industry, and mergers and acquisitions.

Anthony S. Thornley. Mr. Thornley, 66, served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. He has served as a Director of the Company since April 2004 and was the Chair and designated “Financial Expert” of the Audit Committee until his appointment as interim President and Chief Executive Officer. From February 2002 to July 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley is a director of Cavium Inc. (a semiconductor company) and Peregrine Semiconductor Inc. He previously served on the board of Transdel Pharmaceuticals, Inc. from 2007 to 2011. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant. Mr. Thornley is highly qualified, and was renominated, to serve on the Board of Callaway Golf Company, among other reasons, due to his prior service as interim President and Chief Executive Officer, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, and mergers and acquisitions.

Vote Required

Assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the Annual Meeting will be elected as directors. You may vote “for” or “withhold” with respect to the election of any or all of the nominees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Communications with the Board

Shareholders and other interested parties may contact the Company’s Chairman of the Board or the non-management directors as a group by e-mail at: Non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are reviewed for distribution to the non-management directors or for handling as appropriate as directed by the Chairman of the Board.

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted and published on its website its Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and for reporting and making recommendations to the Board concerning these guidelines. The Corporate Governance Guidelines cover, among other things, board composition and director qualification standards, responsibilities of the Board of Directors, Board compensation, committees of the Board of Directors and other corporate governance matters.

The Board of Directors has also adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company’s Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of, or amendments to, any provision of the Code of Conduct that applies to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance and — Corporate Overview, respectively. Upon request, the Company will provide to any person without charge a copy of the Company’s Corporate Governance Guidelines or Code of Conduct. Any such requests may be made by contacting the Company’s Investor Relations department at the Company’s principal executive offices by telephone at (760) 931-1771 or by mail at 2180 Rutherford Road, Carlsbad, California 92008.

REPORT OF THE AUDIT COMMITTEE

The duties and responsibilities of the Audit Committee are set forth in its written charter, a copy of which is available on the Company’s website. In general, the Audit Committee represents the Board of Directors in discharging its general oversight responsibilities for the Company and its subsidiaries in the areas of accounting, auditing, financial reporting, risk assessment and management, and internal controls. Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process, and the Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements and financial reporting process and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.

Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters and the confidential submission by employees of any concerns regarding such accounting or auditing matters; (iii) a written policy governing the preapproval of audit and non-audit fees and services to be performed by the Company’s independent registered public accounting firm; and (iv) a written policy requiring management to report to the Audit Committee transactions with the Company’s officers or certain other parties.

Internal Audit

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to the reliability of the Company’s financial reporting. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

2012 Audit Committee Activities

The Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for 2012. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2012. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules. The Audit Committee met privately with Deloitte and discussed issues deemed significant by the accounting firm, and the Audit Committee also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

During the course of 2012, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s system of internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee regarding the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. Although such letter is only required annually, as a matter of procedure the Audit Committee requests that Deloitte provide such letter at least quarterly and such letter was provided at least quarterly during 2012. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might impact Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Samuel H. Armacost (Chair)

Ronald S. Beard

John F. Lundgren

Adebayo O. Ogunlesi

Anthony S. Thornley

Fees of Independent Registered Public Accounting Firm

Audit Fees. Audit fees include fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and (iv) statutory audits and related services for the Company’s international subsidiaries. Audit fees also include other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The aggregate fees for audit services performed by Deloitte in 2012 and 2011 were $1,522,000 and $1,466,800, respectively. In addition, the Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. Audit fees for 2012 include $86,300 for professional services rendered in connection with due diligence procedures.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate fees for audit-related services performed by Deloitte in both 2012 and 2011 were $35,000. In addition, the Company reimburses Deloitte for expenses incurred in connection with audit-related services in an amount not to exceed 6% of the audit-related fees. The fees for both 2012 and 2011 were incurred in connection with the audit of the financial statements for the Company’s 401(k) Retirement Investment Plan.

Tax Fees. Tax fees include fees for services performed by the professional staff in the tax department of the independent registered public accounting firm except for those tax services that could be classified as audit or audit-related services. For 2012 and 2011, the tax fees paid to Deloitte totaled $23,400 and $19,700, respectively, and were incurred in connection with routine foreign tax compliance and tax advice.

All Other Fees. All other fees include fees for all services except those described above. There were no such other non-audit fees in 2012 and 2011.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that all audit, audit-related, tax and any other non-audit services to be performed by the Company’s independent registered public accounting firm must be preapproved by the Audit Committee. It is the Company’s policy that all such services be preapproved prior to the commencement of the engagement. The Audit Committee is also required to preapprove the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has also delegated the authority (within specified limits) to the Chair of the Audit Committee to preapprove such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the Chair under such delegation.

The Audit Committee will only approve those services that would not impair the independence of the independent registered public accounting firm and which are consistent with the rules of the SEC and PCAOB. The Audit Committee policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation services, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm. Any subsequent requests to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Chief Financial Officer, together with the independent registered public accounting firm, which request must include an affirmation from each that the requested services are consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This appointment was made following the Audit Committee’s formal evaluation of Deloitte of its performance in 2012 (for details concerning this evaluation process, see above, “Committees of the Board of Directors – Audit Committee”). Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2012 and 2011 are set forth above under “Fees of Independent Registered Public Accounting Firm.” Representatives of Deloitte are expected to attend the Annual Meeting, where they are expected to be available to respond to questions, and if they desire, to make a statement.

Our Audit Committee and Board of Directors seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the fiscal year ending December 31, 2013. Ratification of this appointment is not required to be submitted to shareholders. However, as a matter of good corporate governance, the Company is seeking ratification of the appointment of Deloitte. If the shareholders do not ratify the appointment of Deloitte as the Company’s independent registered public accounting firm, the Audit Committee will reconsider its appointment of Deloitte. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required

The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. This proposal is considered a routine matter and your broker has discretion to vote your shares even if you do not provide voting instructions to your broker.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation and Management Succession Committee’s (the “Compensation Committee”) determination of how and why, in addition to what, compensation actions were taken during the last fiscal year for each person serving as our chief executive officer during 2012, our chief financial officer, the three other most highly compensated executive officers who were serving as such at the end of 2012, as well as two former executive officers who were no longer serving as executive officers as of the end of 2012. The following is a list of the executive officers described in the preceding sentence (the “named executive officers”):

Oliver G. (Chip) Brewer III, President and Chief Executive Officer

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

Alex M. Boezeman, Managing Director, East Asia Region

Neil Howie, Managing Director, Europe, Middle East & Africa

Alan Hocknell, Senior Vice President, Research and Development

Anthony S. Thornley, Former interim President and Chief Executive Officer

Steven C. McCracken, Former Senior Executive Vice President and Chief Administrative Officer

Jeffrey M. Colton, Former Senior Vice President, Global Brand and Product

Investors are encouraged to read this discussion in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the named executive officers for 2012 as well as prior years. The amounts reported for Messrs. Boezeman and Howie in this Compensation Discussion and Analysis and the compensation tables and related notes reflect the translation of those amounts into U.S. dollars based upon applicable exchange rates.

Overview

In 2012, the Company underwent significant changes in the manner in which it operates its business, in senior management, and in its compensation practices for executive officers. The Company streamlined its operations by selling the Top-Flite and Ben Hogan brands, licensing its apparel and footwear businesses and discontinuing direct operations in the GPS/electronics category. The Company implemented major cost reduction initiatives which involved significant reductions in force at all levels of the Company. Oliver G. Brewer III was hired as the new Chief Executive Officer, replacing Anthony S. Thornley who was serving in that role on an interim basis and who led the search for the new CEO. During 2012, Mr. Brewer assembled a new senior management team with changes in the heads of marketing, global operations, North American sales, and research and development. The Company also strengthened its balance sheet by refinancing a majority of the Company’s outstanding preferred stock with less expensive convertible debt and by raising additional liquidity to ensure additional financial flexibility to complete the Company’s turnaround and to take advantage of opportunities as they arise.

In addition to the operational and senior management changes described above, the Company also changed or eliminated many of its compensation practices during 2012 in light of evolving best practices. Set forth below is a summary of those changes as well as other actions the Committee undertook with respect to 2012 executive officer compensation:

•	Determined that there would be no annual incentive plan payouts for 2012.

•	Determined that there would be no payouts under the 2010-2012 performance cash units.

•	Determined that there would be no annual base salary increases for executive officers in 2012.

•	Amended severance benefits related to a bonus payout to provide that the pro rata bonus would be paid if and only to the extent that the underlying Company performance goals were achieved.

•	Reduced the maximum amount of severance payments unrelated to a change in control for senior officers from 18 months to 12 months.

•	Reduced the maximum amount of severance payments for senior officers related to a change in control from 36 months to 24 months.

•

Reduced severance benefits related to the acceleration of vesting for long-term incentives awards upon termination of employment from all such awards to only those awards that would have vested within 12 months of termination.

•	Reduced paid time off benefits for officers by over 15%.

•	Reduced the Company matching contributions under the 401(k) plan by 50%.

•	Set the targeted annual cash compensation for the new Chief Executive Officer (Mr. Brewer) at 30% less than the prior non-interim Chief Executive Officer (Mr. Fellows).

•	Negotiated the new Chief Executive Officer’s employment agreement without an excise tax gross-up provision (which provision was included in prior CEO employment agreements).

The Compensation Committee believes that these changes and actions were in the best interest of the Company and its shareholders as they were consistent with the Company’s cost-reduction goals and best practices, and further align the Company’s compensation practices with the Company’s performance. Going forward in 2013, under the supervision of the new Chief Executive Officer, the Company will continue to take action to improve its financial performance and the Compensation Committee will further review its compensation practices and philosophy. The following is a description of the Company’s compensation practices and philosophy in 2012.

Purpose of Executive Compensation Programs

Callaway Golf Company is a public corporation engaged in the manufacture and sale of golf clubs, golf balls, and other golf equipment, as well as the sale of other golf-related products, including golf bags, apparel, footwear, and accessories. The sale of golf products is a highly competitive business that is becoming more competitive each year. The Company has operations in the United States, the United Kingdom, Japan, Canada, Korea, Australia, China, Thailand, Malaysia, India and other regions, and directly, or indirectly through third party distributors, sells its products in over 100 countries worldwide. In 2012, the Company had net sales of approximately $834 million. Given the complexity and size of the Company’s business, the Board of Directors must recruit and appoint highly qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

Role of the Compensation and Management Succession Committee

The Company’s Board of Directors has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers. The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsel as it deems appropriate.

The Compensation Committee has the responsibility for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure that the programs are reasonable and not excessive, that they reward corporate and individual performance, and that they provide appropriate incentives for the executive officers and do not encourage excessive risk taking. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving stock-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers.

In addition, the Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments (including performance against any agreed-upon objectives), and any other relevant factors pertinent to that year’s results as discussed below. In the case of the Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon a review of the Chief Executive Officer’s agreed-upon annual objectives and his self-appraisal of performance against such goals. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and act on the Compensation Committee’s recommendation for any changes in compensation for the Chief Executive Officer that may result from such review and appraisal.

The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive. As a result, in any given year there may be circumstances that result in an executive’s compensation being different from the Company’s current programs and practices but over time compensation should in the aggregate be consistent with the Company’s compensation programs as they evolve in light of current trends and best practices.

Additional information concerning the responsibilities of the Compensation Committee is set forth in its charter which is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Committees.

Guiding Principles for Executive Compensation

In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed.

The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. In general, given the complexity and competitiveness of the Company’s business, the Committee believes it is often necessary to pay above median compensation to attract the high quality management talent needed to run the Company’s business. In setting executive compensation, the Compensation Committee compares the total direct compensation (comprised of base salary, annual incentives, and long-term incentives) for the Company’s named executive officers to the 50th — 75th percentile based upon appropriate market reference information, including when appropriate, broad industry survey data and the Company’s Compensation Comparison Group (described below). The Company does not target or position compensation at a specific percentile relative to the market data, but rather uses this information as general guide in setting or assessing executive compensation.

A significant portion of total compensation should be related to performance.

Executive compensation should be linked to Company and individual performance. The annual incentive compensation element is tied directly to short-term corporate performance but the final payout may be affected by individual performance, and the long-term incentive compensation element is generally tied to long-term corporate performance or stock appreciation. There is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater part of total compensation for more senior positions.

Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be stock-based.

In order to further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. As a result, in any given year, all or a majority of the Company’s long-term incentives for executive officers is stock-based in the form of stock options, stock appreciation rights, restricted stock units, and phantom stock units. The executive officers are also subject to stock ownership guidelines (discussed in more detail below) which require the executive officers to hold a minimum amount of Company stock and hold a portion of the shares received from the long-term incentive awards if not in compliance with the guidelines.

The tax deductibility of compensation should be maximized where appropriate.

To the extent consistent with the Company’s compensation strategy, the Company seeks to maximize the deductibility for tax purposes of all elements of compensation. In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the chief executive officer or certain of the Company’s other executive officers. Although maximizing the tax deductibility of compensation is an important consideration, the Compensation Committee may from time to time approve compensation that does not qualify for deductibility where it is appropriate to do so in light of other compelling interests or objectives. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

The Compensation Committee Uses Various Resources to Guide Its Compensation Decisions

In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and Senior Vice President of Global Human Resources. In addition, the Compensation Committee has engaged Mercer as its outside compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee (through the Chair of the Compensation Committee) and provide comparative market data, information on compensation trends, and an objective view of compensation matters. The Company does not use Mercer for any other purposes, except that the Company occasionally purchases from Mercer broad industry compensation survey data that Mercer makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the committee’s approval prior to engaging Mercer for any other purpose. Representatives from Mercer generally interact with the Chair of the Compensation Committee and with senior management at the direction of the Compensation Committee, attend the meetings of the Compensation Committee, and meet in executive session with the members of the Compensation Committee and, for matters relating to the compensation of the Chief Executive Officer, with the other independent directors as well. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers, and concluded that there are no such conflicts of interest. Using the same six factors, the Compensation Committee has concluded that Mercer is independent. The Compensation Committee also consults with legal counsel as appropriate.

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. None of the Company’s major competitors are stand-alone public golf corporations; rather, they are part of larger corporate conglomerates or are privately owned. Thus, it is difficult to obtain meaningful specific comparative data on their golf businesses. The Compensation Committee therefore compares executive compensation levels with other corporations. Depending upon the particular issue or circumstance, the Compensation Committee will use (i) broad industry survey data for corporations of similar revenue size as the Company often competes for executive talent with corporations outside the golf industry and/or (ii) a small predetermined group of corporations in the textiles, apparel and luxury goods, and leisure equipment and products industries (the “Compensation Comparison Group”). The Compensation Comparison Group consists of corporations that are similar in revenue size and have similar business characteristics as the Company. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the corporations in the group continue to be a reasonable comparison for compensation purposes.

In 2012, there were no significant changes in the targeted total direct compensation or benefits for the named executive officers and therefore the Compensation Committee did not have a need to use the Compensation Comparison Group. As discussed below, in setting the new Chief Executive Officer compensation, the Compensation Committee referenced broad industry survey data for similarly sized corporations. The Compensation Committee used this broader data instead of the Compensation Comparison Group because the potential CEO candidates came from a broad cross-section of industries and because certain corporations in the group were no longer size appropriate and others were no longer public corporations with published compensation information. During the latter part of 2012, however, the Company worked with its outside compensation consultant, Mercer, to develop a new peer group. As a result, the Compensation Committee selected a new Compensation Comparison Group comprised of 13 companies in the textiles, apparel and luxury goods, and leisure equipment and products industries. The new Compensation Comparison Group is comprised of corporations that were approximately .50 – 2.0 times the Company’s revenue (with one company being slightly over 2.0). The corporations that comprise the new Compensation Comparison Group (which will be used as appropriate for 2013 compensation decisions) are as follows:

Arctic Cat Inc. Crocs, Inc. Columbia Sportswear Company Deckers Outdoor Corporation	G-III Apparel Group Jakks Pacific, Inc. LeapFrog Enterprises, Inc. Movado Group, Inc.	Oxford Industries Perry Ellis International, Inc. Quiksilver, Inc. Steven Madden, LTD	Skechers USA, Inc.

In prior years, the Company has, from time to time, used a performance peer group that is broader than the Compensation Comparison Group as a guide in setting performance targets under the short-term and long-term incentive programs. In setting the performance goals under the 2012 annual incentive plan, the Compensation Committee did not use a performance comparison group. The Compensation Committee believes that such comparative data is more useful under more stable economic and business conditions. The Company incurred a loss in 2009, 2010 and 2011 and the Compensation Committee believed that the performance goals for 2012 should be set based upon significant year-over-year improvement rather than the relative performance of other corporations.

Components of the 2012 Executive Compensation Program

The Compensation Committee developed a 2012 executive compensation program consisting of direct compensation as well as benefits and perquisites. The direct compensation is comprised of three elements: base salary, annual incentives and long-term incentives. Each element is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation (as described above). The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increase. The 2012 executive compensation program for the named executive officers was set prior to the shareholder vote on the 2011 executive compensation program. At the Company’s 2012 annual meeting, shareholders expressed approval of the executive compensation program with over 78% of the shares voting for approval. Following the vote, the Company reached out to its larger shareholders that it believed voted against the executive compensation program to discuss their concerns. The Company will consider those concerns in setting its 2013 executive compensation as decisions regarding the 2012 compensation program occurred before the 2012 annual meeting and the subsequent shareholder outreach efforts.

Consistent with the Company’s compensation philosophy, the 2012 executive compensation program incorporated a balance between guaranteed and at-risk compensation, a balance between cash and stock-based compensation, and a balance between short-term and long-term compensation. In 2012, approximately (i) 86% of the Chief Executive Officer’s targeted total direct compensation, 100% of the former interim Chief Executive Officer’s targeted total direct compensation, and approximately 54% to 66% of the targeted total direct compensation for each of the other named executive officers, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk and (ii) 72% of the Chief Executive Officer’s targeted total direct compensation, 100% of the former interim Chief Executive Officer’s targeted total direct compensation, and approximately 29% to 47% of the targeted total direct compensation for the other named executive officers, was provided in the form of long-term, stock-based compensation. Mercer advised the Compensation Committee that the 2012 executive compensation program was generally consistent with the Compensation Committee’s guiding principles and was reasonably based and not excessive under the circumstances. The Compensation Committee intends to continue working with Mercer to ensure the Company’s compensation practices continue to be aligned with shareholder interests and with evolving best practices.

Set forth below is an analysis of each of the elements of the 2012 executive compensation program. More detailed information concerning the compensation paid to the named executive officers for 2012 is set forth in the compensation tables and related footnotes and narrative disclosure contained in other sections of this Proxy Statement.

Analysis of Base Salary

Base salaries serve as the guaranteed cash portion of executive compensation. Base salary is intended to compensate an executive for performing his or her job responsibilities on a day-to-day basis. An executive officer’s base salary is initially established at the time the executive is first hired or is promoted to the executive officer level. The Compensation Committee sets the base salary at a level it believes is competitive based upon the executive officer’s experience, position, and responsibility. In setting the base salary, the Compensation Committee reviews the complexity of the job requirements and performance expectations, the market data described above, including as appropriate information from the Compensation Comparison Group, and consults with its independent compensation consultant. The Compensation Committee also considers how the base salary compares to the base salaries of the other executive officers. The Compensation Committee reviews base salaries annually and adjustments may be made as appropriate based upon the executive officer’s individual performance, expanded duties, changes in the competitive marketplace, and in limited circumstances for retention purposes.

In light of the Company’s overall financial results in 2011 and focus on reducing costs in 2012, management recommended to the Compensation Committee, and the Compensation Committee agreed, that none of the named executive officers would receive a base salary increase for 2012. Mr. Thornley’s base salary for 2012 continued to reflect his request that his salary be set at $1 per year. Mr. Brewer’s salary was negotiated by the Compensation Committee during the recruiting process. To guide its negotiations, the Compensation Committee consulted with its independent outside compensation consultant, Mercer, and also referenced broad industry survey data for corporations with revenues from $500 million to $1 billion and $1 billion to $3 billion. The Compensation Committee did not position Mr. Brewer’s salary at a specific percentile relative to the data, but used the data to test the reasonableness of the compensation and guide its negotiations. The agreed upon base salary of $700,000 was consistent with the Company’s philosophy and compensation objectives, was in-line with applicable market data and was 30% less than the Company’s prior non-interim Chief Executive Officer.

The annualized base salary rate for each of the named executives during 2012 was as follows:

Name	Base Salary
Oliver G. (Chip) Brewer III	$700,000
Bradley J. Holiday	$542,000
Alex M. Boezeman	$425,326
Neil Howie	$344,177
Alan Hocknell	$342,000
Anthony S. Thornley	$1
Steven C. McCracken	$562,000
Jeffrey M. Colton	$402,000

Analysis of Annual Incentives

In addition to a base salary, the Company’s executive compensation program includes the opportunity to earn an annual cash bonus. The bonus serves as the short-term incentive compensation element of the executive compensation program. The bonus is at-risk, with payment based upon designated corporate and individual performance criteria. The bonus is intended to provide an incentive for an executive to drive a high level of corporate and individual performance without excessive risk taking. The payout of annual bonuses to executive officers is subject to the approval of the Compensation Committee following its review of each of the designated corporate and individual performance criteria.

Bonus Opportunity. For 2012, the Compensation Committee implemented a bonus program that was designed to reward the executive officers for achieving certain corporate performance goals as well as individual objectives. Under this program, the Compensation Committee set target bonuses for each of the named executive officers. The target bonus was set as a percentage of base salary and is the amount the executive officer could earn if the Company achieved its target corporate performance goals and the executive officer achieved his individual objectives. Bonus targets for 2012 were as follows:

Name	Target Bonus as a % of Base Salary
Oliver G. (Chip) Brewer III	100%
Bradley J. Holiday	55%
Alex M. Boezeman	55%
Neil Howie	55%
Alan Hocknell	55%
Anthony S. Thornley	*
Steven C. McCracken	55%
Jeffrey M. Colton	55%

*	At Mr. Thornley’s request, he did not participate in this plan and was not eligible for an annual bonus for 2012.

The target bonus percentages were based on each executive officer’s position and were set to be generally consistent with the target total direct compensation that was targeted for each officer. Excluding Mr. Brewer, who did not join the Company until March 2012, the target bonus percentage for each named executive officer for 2012 was unchanged from the 2011 target bonus percentage. Mr. Brewer’s target bonus was negotiated during the recruiting process in consultation with the Company’s independent compensation consultant and with reference to the same market data as used in setting his base salary. Mr. Thornley requested that the Board not include him in the annual bonus plan and that any compensation paid to him as interim President and Chief Executive Officer be stock-based compensation tied directly to the creation of shareholder value.

Payout Formulas.

The amount of an officer’s bonus is generally based upon the achievement of corporate performance goals as well as individual goals, which generally relate to his management and achievement of predetermined regional or departmental goals. The payout formula for Mr. Brewer for 2012 was as follows:

(Base Salary) x (Target Bonus %) x (Corporate EBIT Modifier) = Bonus Payout

The payout formulas for 2012 for Messrs. Boezeman and Howie were as follows:

(Base Salary) x (Target Bonus %) x (Corporate EBIT Modifier) x (Regional Goals Modifier) = Bonus Payout

The payout formulas for 2012 for all other named executive officers participating in the bonus plan were as follows:

(Base Salary) x (Target Bonus %) x (Corporate EBIT Modifier) x (Departmental Goals Modifier) = Bonus Payout

The Corporate EBIT Modifier is based on the Company’s achievement of designated levels of non-GAAP pro forma earnings before interest and taxes (“EBIT”), which excluded charges related to the Company’s various restructuring initiatives. The Compensation Committee set the 2012 Corporate EBIT Modifier as follows:

Corporate EBIT Modifier

Performance Levels	Threshold	Threshold	Target	Stretch
Consolidated EBIT	<$25,000,000	$25,000,000	$50,000,000	$65,000,000
Modifiers	0%	30%	100%	150%

The Regional Goals Modifier for Mr. Boezeman was based upon the East Asia Region’s contribution to profit and for Mr. Howie was based upon the contribution to profit of the Europe, Middle East and Africa Region. Contribution to profit represents regional operating income, which excludes corporate charges. The contribution to profit goals were intended to be challenging but attainable. The Compensation Committee set the Regional Goals Modifier for 2012 at 50% if threshold performance was not achieved; 80% if the threshold performance was achieved; 100% if the target performance was achieved; and 150% if stretch performance was achieved. The Regional Goals Modifier was set at 50% even if the threshold performance was not achieved in order to drive a sense of unity and ensure the regions are aligned with the overall financial performance of the Company. As a result, even if a region does not achieve threshold performance, the employees in that region are eligible to participate on a 50% basis in the bonus payout resulting from the consolidated corporate performance. The Company does not disclose the actual regional contribution to profit goals as it believes disclosure would result in competitive harm to the Company.

The Departmental Goals Modifier was set for the named executive officers based upon each individual executive officer’s departmental objectives for 2012. Mr. Holiday’s goals related to investor relations, capital structure, cost reductions, tax, and strategic planning; Mr. Hocknell’s goals related to research and development, including product design; Mr. McCracken’s goals related to managing legal costs, legal compliance and litigation; and Mr. Colton’s goals were related to product acceptance, product readiness, brand improvement, and market share.

The Compensation Committee approved the Corporate EBIT Modifier, Regional Goals Modifier, and Departmental Goals Modifier in March 2012. In setting the performance goals for 2012, the Compensation Committee considered, the Company’s performance in 2011 with respect to each of these metrics, the Company’s operational goals and budget for 2012, and the expectation that the Company’s business would recover in 2012. The Compensation Committee selected EBIT and Regional Contribution to Profit as performance metrics because the emphasis for 2012 was on maximizing profitability. The approved Departmental Goals consisted of specific initiatives for each executive officer that support and reinforce achievement of the Company’s overall strategic goals. At the time the goals were set, they were believed to be challenging, but achievable, provided the Company’s business improved as anticipated. Prior to setting the 2012 goals, the Compensation Committee discussed the goals with management and with the Company’s outside compensation consultant.

2012 Bonus Payout

The Company’s business did not improve as the Company had anticipated at the beginning of 2012. The Company’s EBIT fell below the threshold requirement of $25 million. As a result, the named executive officers were not eligible for and did not receive a bonus payout under the terms of the 2012 annual incentive plan.

Analysis of Long-Term Incentives

Value of Awards. The Company’s long-term incentives are designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the Company’s executive officers with the interests of the Company’s shareholders through stock-based incentives. For each of the named executive officers, a targeted long-term incentive grant value is established. In setting the targeted value, the Compensation Committee generally consults with its outside compensation consultant, compares the targeted long-term incentive awards to applicable market data, including broad industry data and as appropriate the Compensation Comparison Group. It also considers the effect the long-term incentive element would have upon the executive’s total direct compensation. The targeted value for all officers at the Company generally varies by position and responsibility and is reviewed annually. No changes were made to the targeted value for the named executive officers in 2012. The targeted grant value for each of the named executive officers for 2012 was as follows:

Name	2012 Long-term Incentive Award Target Value
Oliver G. (Chip) Brewer III	$	*
Bradley J. Holiday		$350,000
Alex M. Boezeman		$350,000
Neil Howie		$350,000
Alan Hocknell		$350,000
Anthony S. Thornley	$	*
Steven C. McCracken		$350,000
Jeffrey M. Colton		$350,000

*	See below for a discussion on the long-term incentives for Messrs. Brewer and Thornley.

Types of Awards. Consistent with the Compensation Committee’s balanced approach to long-term compensation in 2012 (as discussed above), the Compensation Committee determined that the targeted long-term incentive award value for each executive officer (excluding Messrs. Brewer and Thornley) would be allocated among two different types of awards, namely cash-settled phantom stock units (1/3) and cash-settled stock appreciation rights (2/3). Although the Compensation Committee generally prefers to issue stock-settled awards to the executive officers to assist with the stock ownership requirements, the Compensation Committee elected to use cash-settled awards for 2012 to reduce the overall potential dilution from the Company’s outstanding equity awards and because the Company had only a limited number of shares available for grant under its shareholder approved equity compensation plans. The Compensation Committee believes that these cash-settled awards offer the same economic benefits and shareholder alignment as the comparable stock settled awards (i.e. stock options and restricted stock units). Together these awards were designed to motivate an executive to remain with the Company, to achieve strong long-term operational performance, and to increase shareholder value. The phantom stock unit awards provide a retention incentive as they vest solely based upon continued service. They also further align the interests of the Company’s executives with those of the Company’s shareholders as the holders of phantom stock units generally have the same long-term economic benefits and risks as does a holder of the Company’s stock. The stock appreciation rights portion provides an incentive to achieve strong long-term operational performance and thereby increase shareholder value directly through stock appreciation as there is a strong correlation between Company performance and stock price over the long-term. The stock appreciation rights provide no realizable value in the absence of stock price appreciation after the grant date. These awards remain consistent with the Compensation Committee’s guiding principles in that all of these long-term incentives are performance-based and all are stock-based. The following is a summary of the long-term incentive awards granted to the named executive officers (other than Messrs. Brewer and Thornley) during 2012 as part of the annual long-term incentive award program:

Name	Date of Grant	No. Shares Underlying SARs	No. Shares Underlying PSUs
Bradley J. Holiday	01/27/12	109,789	17,437
Alex M. Boezeman	01/27/12	109,789	17,437
Neil Howie	01/27/12	109,789	17,437
Alan Hocknell	01/27/12	109,789	17,437
Steven C. McCracken	01/27/12	109,789	17,437
Jeffrey M. Colton	01/27/12	109,789	17,437

Mr. Thornley. Mr. Thornley assumed the role of interim President and Chief Executive Officer in 2011. Mr. Thornley was leading the search for a new Chief Executive Officer but as of January 2012 it was unclear as to how long it would take to select and hire a new CEO. At Mr. Thornley’s request, he was receiving a base salary of $1 per annum and was not participating in the Company’s annual incentive plan. After consulting with its independent compensation advisor and discussing this matter with Mr. Thornley, the Compensation Committee granted Mr. Thornley a cash-settled stock appreciation right in respect of 500,000 shares of the Company’s common stock as compensation for his services for 2012. The Compensation Committee believed, based on its general knowledge of compensation practices in the industry, that the value of this award (approximately $1.1 million), and therefore Mr. Thornley’s compensation, was well below market, which was at Mr. Thornley’s request. The stock appreciation rights were scheduled to vest in full on the first anniversary of the grant date. Because it was uncertain when a new CEO would be hired, the Compensation Committee agreed that 1/12 of the award would vest for each month Mr. Thornley served as interim CEO and the remainder would be cancelled. As a result, in March 2012, upon ceasing to serve as interim CEO, 416,666 shares (83% of the original grant) underlying the January 2012 stock appreciation right, as well as 125,000 shares (25% of the original grant) related to his 2011 stock appreciation right grant, were cancelled and forfeited by Mr. Thornley. See Director Compensation for a description of Mr. Thornley’s compensation as a member of the Board of Directors for the portion of 2012 when Mr. Thornley was not serving as interim President and Chief Executive Officer.

Mr. Brewer. Mr. Brewer’s long-term incentive award was negotiated with Mr. Brewer as part of his recruiting process. His long-term incentive was comprised of two parts. The first part represented what the Committee believed to be a reasonable long-term incentive for Mr. Brewer for serving as Chief Executive Officer for 2012. During the negotiation process, to guide its negotiations, the Compensation Committee consulted with its independent outside compensation consultant, Mercer, and also referenced broad industry survey data for corporations with revenues from $500 million to $1 billion and $1 billion to $3 billion. The Compensation Committee did not position Mr. Brewer’s long-term incentive award at a specific percentile relative to the data but used the data to test the reasonableness of the compensation and guide its negotiations. After referencing the applicable market data and conferring with its independent compensation consultant, the Compensation Committee determined that a grant of stock appreciation rights for 800,000 shares of common stock was an appropriate long-term incentive for Mr. Brewer for 2012. The stock appreciation rights had a grant date value of approximately $1.6 million. This grant date value was consistent with the Company’s philosophy and compensation objectives, was in-line with applicable market data, and was approximately half of the targeted value of the annual long-term incentives granted to the prior non-interim CEO.

The second part was a long-term incentive to induce Mr. Brewer to join Callaway, recognizing that Mr. Brewer would be walking away from a significant long-term incentive payout at his prior employer if he joined Callaway. After conferring with its independent compensation consultant, the Compensation Committee granted Mr. Brewer 300,000 stock-settled RSUs with a grant date value of approximately $1.9 million. All of the top candidates the Company interviewed for the new CEO position required compensation to make them whole for the long-term incentives they would be leaving behind. The Compensation Committee believed that this one-time make-whole award was necessary and that the amount of the make-whole payment was reasonable.

Mr. Holiday. Mr. Holiday received his annual long-term incentive award in January 2012 as discussed above. In April 2012, the Compensation Committee made changes to the officer employment contracts for all officers that, among other things, reduced the amount of benefits an officer would receive upon termination. As a result of these changes, Mr. Holiday had the option to terminate his employment agreement and receive severance benefits under his then current employment agreement. In order to induce Mr. Holiday to accept the less favorable employment agreement and to provide a retention incentive for Mr. Holiday to remain with the Company and help restructure the Company and return it to profitability, in May 2012 the Compensation Committee granted Mr. Holiday a special one-time grant of 63,000 restricted stock units that are scheduled to vest in full on the third anniversary of the date of grant. This award had a grant date value of approximately $392,000.

Additional information concerning each of these awards follows:

Stock Appreciation Rights. A stock appreciation right is the grant of a right to receive a cash payment equal to the difference of the value of the Company’s common stock and the exercise price of the stock appreciation right. The amounts to be paid out under the stock appreciation rights granted in 2012 are subject to a cap and automatic payout if the Company’s stock price exceeds 3x the exercise price of the units. It generally provides the same economic incentive as a stock option. It is designed to reward an executive for absolute stock appreciation. Stock appreciation rights are performance based awards in that they have no realizable value unless there is stock appreciation. The stock appreciation rights granted to the named executive officers (excluding Mr. Thornley) in 2012 vest ratably over a three-year period (with 1/3 vesting in each of the first three years on the anniversary of the grant date) and have a five-year term, subject to earlier cancellation in connection with termination of employment. Mr. Thornley’s stock appreciation rights were scheduled to vest in full on the first anniversary of the date of grant. The number of shares subject to the stock appreciation right is generally determined based upon the targeted grant value for the named executive officer divided by the estimated value of a stock appreciation right for one share. The estimated value is based upon the same Black-Scholes option valuation model used by the Company for financial reporting purposes. The stock appreciation rights were granted at exercise prices equal to the fair market value of the Company’s stock on the date of grant (i.e., the closing stock price as reported on the New York Stock Exchange).

Phantom Stock Units. A phantom stock unit is a contingent right to receive the cash equivalent of one share of Common Stock of the Company upon vesting of the award. Until settled, a phantom stock unit generally provides the same economic incentive as restricted stock, except that the holder of a phantom stock unit is not entitled to voting rights or cash dividends. The holders of the phantom stock units do not accrue dividend equivalent rights. The number of units granted to the named executive officers in 2012 was based upon the targeted phantom stock unit value divided by the closing price of the Company’s Common Stock on the date of grant. The phantom stock units granted in 2012 vest and the restrictions lapse on the third anniversary of the date of grant. If a named executive officer voluntarily leaves the Company without good reason or is terminated for substantial cause prior to vesting, he forfeits the phantom stock units and his right to receive the cash equivalent of the Company’s stock.

Approval and Timing of Grants. The Compensation Committee has adopted specific guidelines that govern the approval and timing of stock-based awards, including stock options, restricted stock units, phantom stock units and stock appreciation rights. The guidelines provide that (i) all stock-based award grants must be approved by the Compensation Committee, (ii) the annual stock-based awards will be approved at a regularly scheduled or special meeting of the Compensation Committee with the effective date of grant being the second trading day following the Company’s announcement of actual full year financial results, (iii) promotion or other special event award grants made outside of the annual grant process will be approved at the first regularly scheduled meeting of the Compensation Committee following the applicable event with the effective date of grant being on the first trading day of the month following the month in which such approval is obtained, and (iv) new hire award grants made outside of the annual award process will be approved at a regularly scheduled or special meeting of the Compensation Committee prior to the date the employee commences employment or the first regularly scheduled meeting of the Compensation Committee following the date of hire. The effective date of grant of the new hire awards will be the date the employee commences employment if the approval occurred prior to such date or the first trading day of the month following the month in which approval is obtained if the approval occurs subsequent to the date on which the employee commences employment. The Compensation Committee’s approval includes the eligible participants, type of awards (e.g., stock options. stock appreciation rights, restricted stock units, or phantom stock units), the size of award for each participant, the performance criteria where applicable, as well as the other terms of the awards and program. In accordance with these guidelines, the annual long-term incentive awards for 2012 were approved by the Compensation Committee on January 23, 2012 and the awards were granted on January 27, 2012. The closing price of the Company’s Common Stock on the date of approval was $6.06 and on the date of grant was $6.69. Mr. Brewer’s long-term incentives were approved by the Compensation Committee on February 21, 2012 and his award was granted on March 5, 2012, the first date of employment with Callaway, consistent with the Company’s equity grant guidelines. The closing price of the Company’s Common Stock on the date of approval was $6.67 and on the date of grant was $6.48. Mr. Holiday’s inducement and retention grant of restricted stock units was approved by the Compensation Committee on April 19, 2012 and his award was granted on May 1, 2012 consistent with the Company’s equity grant guidelines. The closing price of the Company’s Common Stock on the date of approval was $6.57 and on the date of grant was $6.22.

Benefits and Perquisites

Various benefits are established for the named executive officers to enhance productivity, provide for healthcare needs, and encourage work/life balance. The Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. The Company covers the costs of an annual physical, the costs of tax and estate planning fees, and, consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. For example, in connection with the hiring of a new executive officer, the Company may also provide relocation assistance when necessary. See the Summary Compensation Table and related notes in this Proxy Statement for additional information about the value of benefits and perquisites received in 2012.

Retirement Plans

The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans (SERPs), or other similar types of retirement benefits. The only retirement benefit the Company currently provides the named executive officers is the right to participate in the Company’s 401(k) Retirement Investment Plan.

The Company’s 401(k) plan allows participants to contribute a portion of their compensation into the Plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution for the named executive officers of up to $7,500 in 2012). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.

Employment Agreements

The Company has entered into an employment agreement with each of the named executive officers except Mr. Thornley. The Company believes that employment agreements are beneficial to the Company as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company and to disclose and assign to the Company any inventions and innovations he develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and in general terms the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below and tables quantifying the potential payments to the named executive officers upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement. The employment agreements for the Company’s named executive officers are on file with the Securities and Exchange Commission.

Forfeitures. Each of the employment agreements for the named executive officers also contains certain forfeiture provisions. If the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the United States Securities laws as a result of the intentional misconduct or gross negligence of a named executive officer, or if the named executive officer is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then, in addition to any penalty prescribed by Section 304, the named executive officer is required to forfeit (i) any bonus paid within the 12-month period following the filing of the misstated document, (ii) any gain on the sale of Company securities during the same period, (iii) the right to receive special severance and incentive payments, and (iv) any unvested and/or unexercised long-term incentive compensation awards. This type of forfeiture requirement is also referred to as a “clawback.”

Severance Arrangements

Whether an executive officer is entitled to any severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive officer voluntarily resigns without good reason or is terminated by the Company for “substantial cause,” then the executive officer is generally not entitled to any severance benefits. In this case, the term “substantial cause” means the executive officer’s (i) failure to substantially perform his duties, (ii) material breach of the employment agreement, that is not cured within the specified time allowed, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board of Directors or any governmental or regulatory agency.

If the executive officer’s employment is terminated by the Company without “substantial cause” or by the employee because the Company materially breached the employment agreement or failed to renew the employment agreement upon expiration of its term, then the executive officer is generally entitled to severance benefits. These severance benefits are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation of an executive, including the obtainment for the Company’s benefit of a release of claims and the provision of an incentive for the executive not to compete with the Company as discussed below. The severance benefits consist of (i) a payment equal to the executive officer’s target bonus opportunity pro rated based upon the number of days worked that year (except that such payments will be made if and only to the extent that the underlying performance criteria have been satisfied), (ii) accelerated vesting of certain long-term incentive awards, (iii) “special severance,” provided the executive officer executes a release of claims in favor of the Company and provided the executive officer does not engage in any disparaging conduct or communications, and (iv) “incentive payments,” provided the executive officer chooses not to engage in any business that competes with the Company. Special severance consists of (a) the payment of COBRA and/or CalCOBRA premiums for the severance period, (b) the continuation of the tax and estate financial planning services benefit for the severance period, (c) outplacement services for one year, and (d) the payment of a portion of the executive officer’s salary and target bonus for the severance period. Incentive payments consist of the payment of a portion of the executive officer’s salary and target bonus for the severance period. Set forth below for each current named executive officer is the severance period, the equity awards that would be subject to accelerated vesting, and the amount of special severance and incentive payments to be paid during the severance period:

Name of Officer	Accelerated Vesting	Special Severance	Incentive Payments
Oliver G. (Chip) Brewer III, Bradley J. Holiday, Alan Hocknell	All outstanding unvested long-term incentive awards that would have vested within 12 months of the termination of employment	.50 times annual base salary and target bonus payable over 12 months	.50 times annual base salary and target bonus payable over 12 months

Name of Officer	Accelerated Vesting	Special Severance	Incentive Payments

Alex M. Boezeman	All outstanding unvested long-term incentive awards that would have vested within 12 months of the termination of employment	.50 times annual base salary payable over 12 months	.50 times annual base salary payable over 18 months

Neil Howie	N/A	Annual base salary payable over 12 months	N/A

Mr.Thornley has no contractual right to any severance benefits upon termination of employment.

Messrs. McCracken and Colton

During 2012, Messrs. McCracken and Colton left the Company. Set forth below is a summary of the separation benefits paid to them in connection with their separation from the Company.

Mr. McCracken. Under the terms of Mr. McCracken’s separation, the Company agreed to pay to Mr. McCracken (a) $245,672 consisting of a payment equal to his target bonus for the current year pro rated based upon the number of days he worked in 2012, accrued and unpaid salary and accrued but unused paid time off; (b) $653,325 in special severance in exchange for his release of claims in favor of the Company and agreement not engage in any disparaging conduct or communications; and (c) $653,325 in incentive payments, provided he does not engage in any business that competes with the Company. The Compensation Committee also accelerated the vesting of 53,361 of Mr. McCracken’s outstanding stock options, 109,789 of Mr. McCracken’s outstanding SAR’s and 15,699 of Mr. McCracken’s restricted stock units.

Mr. Colton. Under the terms of Mr. Colton’s separation, the Company agreed to pay to Mr. Colton (a) $205,521 consisting of a payment equal to his target bonus for the current year pro rated based upon the number of days he worked in 2012, accrued and unpaid salary and accrued but unused paid time off; (b) $311,550 in special severance in exchange for his release of claims in favor of the Company and agreement not engage in any disparaging conduct or communications; and (d) $311,550 in incentive payments, provided he does not engage in any business that competes with the Company. The Compensation Committee also accelerated the vesting of 33,522 of Mr. Colton’s outstanding stock options and 36,597 of Mr. Colton’s outstanding SAR’s and 15,699 of Mr. Colton’s restricted stock units, all of which would have vested within one year from the date of his termination.

Change-in-Control Arrangements

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change in control of the Company, the Company’s employment agreements with its officers, including the named executive officers, provide certain protections in the event of a change in control. A “change in control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be both a change in control and a “termination event” (described below) within one year following a change in control. In the event there is such a change in control and termination event with respect to Messrs. Brewer,

Holiday, and Hocknell the affected executive officer is generally entitled to the benefits to which he is entitled for a termination by the Company without substantial cause as described above, except that the amount of special severance and incentive payments is increased. For Messrs. Boezeman and Howie, their severance is generally the same as in the case of a termination without cause. The special severance and incentive payments for each of the named executive officers upon a termination event following a change in control would be as follows:

Name of Officer	Change-in-Control Special Severance	Change-in-Control Incentive Payments
Oliver G. (Chip) Brewer III, Bradley J. Holiday, Alan Hocknell	1.0 times annual base salary and target bonus, payable over 24 months	1.0 times annual base salary and target bonus, payable over 24 months

Alex M. Boezeman	.50 times annual base salary payable over 12 months	.50 times annual base salary payable over 18 months

Neil Howie	Annual base salary payable over 12 months	N/A

For this purpose, a “termination event” means the occurrence of any of the following within one year of the change in control: (i) the termination without substantial cause or material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties of the executive officer, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive officer relocate his principal residence.

Mr. Thornley was not party to an employment agreement and thus did not have a contractual right to severance benefits in connection with a change in control. Messrs. McCracken and Colton are no longer employees of the Company and would not be entitled to any additional rights upon a change in control. They would still receive the severance benefits to which they otherwise are entitled as described above.

In addition, the terms governing the long-term incentive awards granted to each of the named executive officers generally provide for the vesting of the awards immediately prior to a change in control, unless the Compensation Committee takes action to provide that they do not vest. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change in control (as defined in the plan).

Excise Taxes

Consistent with current trends in compensation practices, the Compensation Committee has discontinued its practice of providing indemnification for excise taxes for the Company’s officers. As a result, the employment agreements for the named executive officers do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the named executive officers provide that to the extent that any or all of the change in control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change in control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.

Stock Ownership Requirements

In order to promote ownership of the Company’s Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board of Directors has adopted stock ownership guidelines requiring the Company’s non-management directors and executive officers to hold the Company’s Common Stock in at least the following minimum amounts:

Chief Executive Officer	3x Base Salary
Other Executive Officers	1x Base Salary
Non-Employee Directors	3x Annual Retainer

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a living trust for the executive’s benefit, count toward this ownership requirement. Restricted stock and restricted stock unit awards held by the director or executive count toward the holding requirements whereas stock options, stock appreciation rights, phantom stock units and performance share units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-management director or executive officer is in compliance with these guidelines, he is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s executive compensation plans after such non-management director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of restricted stock, restricted stock units or performance shares. All directors and current executive officers are in compliance with these guidelines and all directors and named executive officers have attained the minimum ownership levels or are expected to attain the minimum ownership levels within the required time frame.

Policy on Speculative Trading Activities

The Company’s insider trading policy provides, among other things, that employees should not engage in certain types of speculative activities with respect to the Company’s securities, such as buying or selling the Company’s stock for short-term profits, purchases on margin, short sales or buying or selling put options or call options.

Compensation Committee Interlocks and Insider Participation

In 2012, the Company’s executive officer compensation matters were handled by the Compensation and Management Succession Committee. The Compensation Committee is currently comprised of the following directors: Messrs. Armacost, Beard, Cushman, Lundgren and Rosenfield. During the times of their committee service during 2012, all of the members of the Compensation Committee were determined to be independent and there were no compensation committee interlocks.

REPORT OF THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

During 2012, the responsibility for fixing the compensation of the Company’s executives was generally delegated by the Board of Directors to the Compensation and Management Succession Committee. In accordance with its written charter, the Compensation and Management Succession Committee has the following specific duties and responsibilities:

•

Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives given the Company’s strategic and operational objectives.

•

Oversee the Company’s incentive compensation and equity-based compensation plans, including granting awards under any such plans, and approve, amend or modify the terms of management related compensation or benefit plans that do not require shareholder approval.

•

Review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate his performance in light of those goals and objectives, and, together with the other independent members of the Board, set the chief executive officer’s compensation level based on this evaluation.

•	Set the compensation of other executive officers after considering the recommendation of the chief executive officer.

•	Approve employment agreements and severance arrangements for executive officers, including change- in-control provisions, plans or agreements.

•	Review succession plans relating to positions held by executive officers and make recommendations to the Board regarding selections of individuals to fill these positions.

•	Annually evaluate the performance of the committee and the adequacy of its charter.

•	Perform such other duties and responsibilities as are consistent with the purpose of the committee as may be assigned from time to time by the Board.

Additional information concerning the Company’s executive compensation programs can be found in “Compensation of Executive Officers — Compensation Discussion and Analysis” and the narrative and tabular disclosure that follows it in this Proxy Statement.

The Compensation and Management Succession Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation and Management Succession Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the Securities and Exchange Commission.

COMPENSATION AND MANAGEMENT

SUCCESSION COMMITTEE

John F. Lundgren, Chair

Samuel H. Armacost,

Ronald S. Beard

John C. Cushman, III

Richard L. Rosenfield

2012 Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s named executive officers. For a description of the components of the Company’s 2012 executive compensation program, see “Compensation Discussion and Analysis — Components of the 2012 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards(1)(e)		Option Awards(2)(f)		Non-Equity Incentive Plan Compen- sation(3)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(4)(h)	All Other Compen- sation(5)(6)(i)		Total)(j)
Oliver G. (Chip) Brewer III	2012	$577,596	$—	$1,944,000	(17)	$1,617,200		$—	$—	$245,781	(8)	$4,384,577
President and Chief Executive Officer

Bradley J. Holiday	2012	$542,000	$—	$508,515		$233,345		$—	$—	$25,289	(9)	$1,309,149	(16)
Senior Executive Vice	2011	$532,071	$—	$175,000		$175,000		$—	$—	$38,590		$920,661
President and Chief Financial Officer	2010	$512,575	$—	$116,667		$116,667		$—	$—	$42,603		$788,512

Alex Boezeman Managing Director, East Asia	2012	$461,512	$—	$116,655		$233,345		$—	$—	$17,529	(10)	$829,041

Neil Howie	2012	$335,598	$—	$116,655		$233,345		$—	$—	$65,588	(11)	$751,186
Managing Director, Europe, Middle East and Africa

Alan Hocknell	2012	$342,000	$—	$116,655		$233,345		$—	$—	$26,326	(12)	$718,326
Senior Vice President, Research and Development

Anthony Thornley(7)	2012	$1	$—	$—		$1,062,700	(7)	$—	$—	$12,933	(13)	$1,075,634	(7)
Former President and Chief Executive Officer	2011	$1	$—	$—		$1,064,500	(7)	$—	$—	$36,295		$1,100,796	(7)

Steven C McCracken	2012	$208,831	$—	$116,655		$233,345		$—	$—	$1,211,672	(14)	$1,770,503
Former Senior Executive	2011	$555,030	$—	$175,000		$175,000		$—	$—	$60,512		$965,542
Vice President and Chief Administrative Officer	2010	$550,000	$—	$116,667		$116,667		$—	$—	$62,823		$846,157

Jeffrey Colton	2012	$175,738	$—	$116,655		$233,345		$—	$—	$621,706	(15)	$1,147,444
Former Senior Vice President, Global Brand and Product	2011	$392,071	$—	$175,000		$175,000		$—	$—	$45,466		$787,537

(1)	Represents the aggregate grant date fair value of restricted stock units and phantom stock units calculated for financial reporting purposes for the year in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). In connection with the resignation of Mr. McCracken in 2012, the Company accelerated the vesting period of awards that were granted pursuant to his employment agreement. The acceleration did not result in an incremental fair value adjustment for these awards, and as such, the amount presented in column (e) above for Mr. McCracken did not require a fair value adjustment. In addition, pursuant to the employment agreement of Mr. Colton, the awards granted to him in 2012 and 2011 were forfeited as a result of his resignation from the Company in 2012. See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 10-K for information concerning the ASC 718 values, which are based on the fair value of the Company’s Common Stock on the date of grant.
(2)	Represents the aggregate grant date fair value of stock options and cash settled stock appreciation rights calculated for financial reporting purposes for the year in accordance with ASC 718. In connection with the resignation of Messrs. Thornley, McCracken and Colton in 2012, the Company accelerated the vesting period and modified the expected term of certain awards that were granted pursuant to their employment agreements. These accelerations did not result in an incremental fair value adjustment for these awards, and as such, the amounts presented in column (f) above for said executive officers did not require a fair value adjustment. In addition, pursuant to the employment agreements of Messrs. Thornley and Colton, certain awards were forfeited as a result of Mr. Thornley ceasing to serve as interim President and Chief Executive Officer and Mr. Colton’s resignation from the Company in 2012. See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 10-K for the assumptions made in determining ASC 718 values.

(3)	No amounts were paid under the 2010, 2011 and 2012 annual incentive program. For additional information regarding this program, see “Compensation Discussion and Analysis — Components of the 2012 Executive Compensation Program — Analysis of Annual Incentives.”
(4)	The Company does not have a nonqualified deferred compensation plan and therefore no amounts are reported in this column.
(5)	Includes perquisites and personal benefits. All named executive officers were eligible to elect any or all of the following perquisites during all or a portion of 2012, subject to certain cost and other limitations set forth in the Company’s internal policies: (i) tax and estate planning services, (ii) annual physical, (iii) the reimbursement of country club dues and golfing fees, (iv) supplemental long-term disability insurance, and (v) certain of the Company’s products (e.g. golf clubs and balls) for personal use. Additional types of perquisites and personal benefits granted to individual named executive officers are disclosed and quantified in additional footnotes to this table, in accordance with applicable Securities and Exchange Commission disclosure requirements.
(6)	The Company believes the dollar value of dividends paid or accrued on the Company’s common stock is factored into the grant date fair value of stock and option awards presented in columns (e) and (f) above. With respect to restricted stock units, if a cash dividend is paid on the Company’s common stock, recipients of these awards accrue additional stock units as dividend equivalent rights that vest only if the underlying award vests. The aggregate dollar value of dividend equivalent rights accrued during 2012 for named executive officers with unvested and outstanding restricted stock unit awards was less than $10,000. Accordingly, the dollar values of dividend equivalent rights accrued with respect to the named executive officers’ restricted stock units are not reported as “All Other Compensation” in column (i) of this table.
(7)	In March 2012, Mr. Anthony Thornley resigned from his position as interim President and Chief Executive Officer of the Company, at which time the Board of Directors appointed Mr. Oliver G. Brewer III as Director and President and Chief Executive Officer. Mr. Thornley continues to serve as a Board member. At the time Mr. Thornley resigned as interim President and Chief Executive Officer, he forfeited 83% of the stock appreciation rights granted to him in 2012 (i.e., 416,666 shares or approximately $882,000 of the original grant date value) and 25% of the stock appreciation rights granted to him in 2011 (i.e., 125,000 shares or approximately $266,000 of the original grant date value).
(8)	Includes $219,578 for the reimbursement of actual costs related to Mr. Brewer’s relocation with his family to California, and $14,204 for the related tax gross-up payments for income imputed under Internal Revenue Service (“IRS”) regulations. Also includes $11,999 of total perquisites and other personal benefits comprised of items (iii), (iv) and (v) described above in footnote 5, in addition to the reimbursement of costs related to spousal travel to certain corporate events.
(9)	Includes a $7,500 Company matching contribution under its 401(k) Retirement Investment Plan. Also includes $17,789 of total perquisites and other personal benefits comprised of items (i), (iii), (iv), and (v) described above in footnote 5, in addition to a travel incentive reimbursement offered by the Company to encourage an overall reduction in the cost of travel.
(10)	Includes $17,529 of total perquisites and other personal benefits comprised of items (i), (ii), (iii) and (v) described above in footnote 5, in addition to a car allowance.
(11)	Includes lease payments of $29,039 in connection with the use of a Company car, pension benefit payments of $22,149, and $14,400 of other perquisites and personal benefits.
(12)	Includes a $7,500 Company matching contribution under its 401(k) Retirement Investment Plan and a $6,577 cash payment for accrued but unused paid time off pursuant to the Company’s Paid Time Off policy. Also includes $12,249 of total perquisites and other personal benefits comprised of items (i), (ii), (iii) and (v) described above in footnote 5, in addition to the reimbursement of costs related to spousal travel to certain corporate events and a travel incentive reimbursement offered by the Company to encourage an overall reduction in the cost of travel.
(13)	Includes $9,094 of insurance premiums for Mr. Thornley and his family medical coverage and the related tax gross-up payments for income imputed under IRS regulations. Also includes $3,839 of total perquisites and other personal benefits comprised of items (i) and (v) described above in footnote 5.
(14)	Includes $1,081,433 of severance benefits paid pursuant to Mr. McCracken’s employment agreement in connection with Mr. McCracken’s resignation from the Company as Senior Executive Vice President and Chief Administrative Officer in May 2012, in addition to a $111,244 cash payment for accrued but unused paid time off due to him as a result of his resignation. Prior to his resignation and while he was serving as Senior Executive Vice President and Chief Administrative Officer, Mr. McCracken received $7,500 of Company matching contributions under its 401(k) Retirement Investment Plan, and $11,495 of total perquisites and other personal benefits including items (i), (iii), (iv) and (v) described above in footnote 5.
(15)	Includes $525,067 of severance benefits in connection with Mr. Colton’s resignation from the Company as Senior Vice President of Global Brand and Product in June 2012, in addition to a cash payment of $82,358 for accrued but unused paid time off due to him as a result of his resignation. Prior to his resignation and while he was serving as Senior Vice President of Global Brand and Product, Mr. Colton received $7,500 of Company matching contributions under its 401(k) Retirement Investment Plan, and $6,781 of total perquisites and other personal benefits including items (i), (ii), (iii) and (v) described above in footnote 5, in addition to the reimbursement of costs related to spousal travel to certain corporate events and the related tax gross-up payments for income imputed under IRS regulations.
(16)	The increase in total compensation for Mr. Holiday from 2011 to 2012 is primarily related to his special grant of 63,000 restricted stock units in May 2012 for inducement and retention purposes. See above under “Analysis of Long-Term Incentives.”
(17)	This amount reflects the grant date value of the restricted stock units for 300,000 shares that was granted to Mr. Brewer to induce him to accept the Company’s offer of employment and in recognition of the fact that Mr. Brewer would be walking away from a significant long-term incentive payment at his former employer. For further details, see above under “Compensation Discussion and Analysis — Analysis of Long-Term Incentives.”

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth certain information with respect to grants of awards to the named executive officers under the Company’s non-equity and equity incentive plans during fiscal year 2012. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Compensation Discussion and Analysis — Components of the 2012 Executive Compensation Program.”

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Oliver G. (Chip) Brewer III	N/A	(7)	350,000	700,000	1,050,000
	3/5/2012							800,000	(4)	6.48	1,617,200	(4)
	3/5/2012					300,000	(5)				1,944,000	(5)

Bradley J. Holiday	N/A	(7)	149,050	298,100	447,150
	1/27/2012							109,789		6.69	233,345
	1/27/2012					17,437					116,655
	5/1/2012					63,000	(6)				391,860

Alex M. Boezeman	N/A	(7)	116,965	233,929	350,894
	1/27/2012							109,789		6.69	233,345
	1/27/2012					17,437					116,655

Neil Howie	N/A	(7)	94,649	189,297	283,946
	1/27/2012							109,789		6.69	233,345
	1/27/2012					17,437					116,655

Alan Hocknell	N/A	(7)	94,050	188,100	282,150
	1/27/2012							109,789		6.69	233,345
	1/27/2012					17,437					116,655

Anthony S. Thornley	1/27/2012							500,000	(8)	6.69	1,062,700	(8)
	5/23/2012					9,329	(9)				50,000

Steven C. McCracken	N/A	(7)	154,550	309,100	463,650
	1/27/2012							109,789		6.69	233,345
	1/27/2012					17,437					116,655

Jeffrey M. Colton	N/A	(7)	110,550	221,100	331,650
	1/27/2012							109,789		6.69	233,345
	1/27/2012					17,437					116,655

(1)	The amounts shown with a grant date value of January 27, 2012 reflect the grant of phantom stock units (PSUs). Each PSU represents the right to receive upon vesting a cash payment equal to the value of one share of the Company’s common stock on the vesting date. The PSUs are scheduled to vest on January 27, 2015 provided that the recipient remains employed by the Company on the date of vesting. The PSUs do not have voting rights and do not accrue dividend equivalent rights.
(2)	The amounts shown reflect the number of shares underlying stock appreciation rights granted pursuant to the 2004 Equity Incentive Plan. Except with respect to Mr. Thornley’s stock appreciation rights, stock appreciation rights vest ratably over a three-year period and have a five-year term.
(3)	The exercise price per share of all stock appreciation rights granted in 2012 equals the closing market price per share of the Company’s Common Stock on the grant date. As reported by the New York Stock Exchange, the closing price per share of the Company’s Common Stock was $6.69 on January 27, 2012.
(4)	The amount reflects 800,000 shares underlying stock appreciation rights granted pursuant to the 2004 Equity Incentive Plan to Mr. Brewer as President and Chief Executive Officer. Pursuant to the terms of the award, the stock appreciation rights vest ratably over a three-year period and have a five-year term.
(5)	The amount reflects 300,000 units underlying restricted stock unit awards granted pursuant to the 2004 Equity Incentive Plan to Mr. Brewer as President and Chief Executive Officer. Each unit represents the right to receive one share of the Company’s Common Stock upon vesting of the award. Pursuant to the terms of the award, the restricted stock units are scheduled to vest 100% on March 5, 2015. These were granted to Mr. Brewer to induce him to accept the Company’s offer of employment and in recognition of the fact that Mr. Brewer would be walking away from a significant long-term incentive payment at his former employer. For further details, see above under “Compensation Discussion and Analysis — Analysis of Long-Term Incentives.”

(6)	The amount reflects 63,000 units underlying restricted stock unit awards granted pursuant to the 2004 Equity Incentive Plan to Mr. Holiday as a special grant for inducement and retention purposes. See above under “Compensation Discussion and Analysis — Analysis of Long-Term Incentives.” Each unit represents the right to receive one share of the Company’s Common Stock upon vesting of the award. Pursuant to the terms of the award, the restricted stock units are scheduled to vest 100% on May 1, 2015.
(7)	The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the named executive officer under the 2012 annual cash incentive program, the material terms of which are described under “Compensation Discussion and Analysis — Components of the 2012 Executive Compensation Program — Analysis of Annual Incentives”. No amounts were or will be paid out under the 2012 program as the requisite performance criteria were not achieved.
(8)	The amount reflects 500,000 shares underlying stock appreciation rights granted pursuant to the 2004 Equity Incentive Plan to Mr. Thornley as interim President and Chief Executive Officer. Pursuant to the terms of the award, the stock appreciation rights were scheduled to vest 100% on January 27, 2013 but, in connection with his resignation as interim President and Chief Executive Officer, 83,334 of these stock appreciation rights vested and 416,666 were cancelled on March 5, 2012.
(9)	The amount reflects the number of units underlying PSUs with a grant date of May 23, 2012 as part of Mr. Thornley’s annual Director grant. Each PSU represents the right to receive upon vesting a cash payment equal to the value of one share of the Company’s common stock on the vesting date. The PSUs are scheduled to vest on May 23, 2015. The PSUs do not have voting rights and do not accrue dividend equivalent rights.

Outstanding Equity Awards at Fiscal Year-End 2012

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Oliver G. (Chip) Brewer III(6)	3/5/2012	—	800,000	—	$6.48	3/5/2017	—	—	—	—
	3/5/2012	—	—	—	—	—	301,491	$1,959,689	—	—

Bradley J. Holiday(6)	5/1/2012	—	—	—	—	—	63,313	$411,535	—	—
	1/27/2012	—	109,789	—	$6.69	1/27/2017	—	—	—	—
	1/27/2012	—	—	—	—	—	—	—	17,437	$113,341
	1/27/2011	19,840	39,678	—	$7.51	1/27/2021	—	—	—	—
	1/27/2011	—	—	—	—	—	—	—	23,302	$151,463
	1/28/2010	27,368	13,683	—	$7.53	1/28/2020	—	—	—	—
	1/28/2010	—	—	—	—	—	15,776	$102,547	—	—
	1/29/2009	98,495	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008	29,292	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007	34,597	—	—	$14.37	1/16/2017	—	—	—	—
	1/27/2006	31,677	—	—	$15.04	1/27/2016	—	—	—	—
	1/18/2005	77,778	—	—	$12.94	1/18/2015	—	—	—	—
	1/30/2004	100,000	—	—	$17.91	1/30/2014	—	—	—	—
	1/21/2003	50,000	—	—	$12.25	1/21/2013	—	—	—	—

Alex M. Boezeman(6)	1/27/2012	—	109,789	—	$6.69	1/27/2017	—	—	—	—
	1/27/2012	—	—	—	—	—	—	—	17,437	$113,341
	1/27/2011	11,337	22,673	—	$7.51	1/27/2021	—	—	—	—
	1/27/2011	—	—	—	—	—	—	—	13,316	$86,554
	1/28/2010	15,639	7,819	—	$7.53	1/28/2020	—	—	—	—
	1/28/2010	—	—	—	—	—	9,014	$58,593	—	—
	1/29/2009	56,283	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008	16,738	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007	17,299	—	—	$14.37	1/16/2017	—	—	—	—
	1/27/2006	15,839	—	—	$15.04	1/27/2016	—	—	—	—
	1/18/2005	16,666	—	—	$12.94	1/18/2015	—	—	—	—
	1/30/2004	50,000	—	—	$17.91	1/30/2014	—	—	—	—
	1/21/2003	16,666	—	—	$12.25	1/21/2013	—	—	—	—

			Option Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Neil Howie(6)	1/27/2012		—	109,789	—	$6.69	1/27/2017	—	—	—	—
	1/27/2012		—	—	—	—	—	—	—	17,437	$113,341
	1/27/2011		11,337	22,673	—	$7.51	1/27/2021	—	—	—	—
	1/27/2011		—	—	—	—	—	—	—	13,316	$86,554
	1/28/2010		15,639	7,819	—	$7.53	1/28/2020	—	—	—	—
	1/28/2010		—	—	—	—	—	9,014	$58,593	—	—
	1/29/2009		56,283	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008		16,738	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007		17,299	—	—	$14.37	1/16/2017	—	—	—	—
	1/27/2006		15,839	—	—	$15.04	1/27/2016	—	—	—	—
	1/18/2005		50,000	—	—	$12.94	1/18/2015	—	—	—	—
	1/30/2004		50,000	—	—	$17.91	1/30/2014	—	—	—	—
	1/21/2003		8,000	—	—	$12.25	1/21/2013	—	—	—	—

Alan Hocknell(6)	1/27/2012		—	109,789	—	$6.69	1/27/2017	—	—	—	—
	1/27/2012		—	—	—	—	—	—	—	17,437	$113,341
	1/27/2011		19,840	39,678	—	$7.51	1/27/2021	—	—	—	—
	1/27/2011		—	—	—	—	—	—	—	23,302	$151,463
	1/28/2010		27,368	13,683	—	$7.53	1/28/2020	—	—	—	—
	1/28/2010		—	—	—	—	—	15,776	$102,547	—	—
	1/29/2009		28,142	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008		8,369	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007		8,650	—	—	$14.37	1/16/2017	—	—	—	—
	1/27/2006		7,919	—	—	$15.04	1/27/2016	—	—	—	—
	1/18/2005		8,333	—	—	$12.94	1/18/2015	—	—	—	—
	10/15/2004		1,666	—	—	$9.88	10/15/2014	—	—	—	—
	1/30/2004		5,000	—	—	$17.91	1/30/2014	—	—	—	—

Anthony S. Thornley	5/23/2012		—	—	—	—	—	—	—	9,329	$60,639
	1/27/2012	(7)	83,334	—	—	$6.69	1/27/2017	—	—	—	—
	9/1/2011	(7)	375,000	—	—	$5.50	6/29/2016	—	—	—	—
	5/18/2011		—	—	—	—	—	7,288	$47,372	—	—
	5/18/2010		—	—	—	—	—	5,799	$37,691	—	—
	4/7/2005		6,000	—	—	$12.39	4/7/2015	—	—	—	—
	4/7/2004		20,000	—	—	$19.81	4/7/2014	—	—	—	—

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Steven C. McCracken(6)(8)	1/27/2012	109,789	—	—	$6.69	1/27/2017	—	—	—	—
	1/27/2011	59,518	—	—	$7.51	1/27/2021	—	—	—	—
	1/28/2010	41,051	—	—	$7.53	1/28/2020	—	—	—	—
	1/29/2009	98,495	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008	29,292	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007	34,597	—	—	$14.37	1/16/2017	—	—	—	—
	1/27/2006	31,677	—	—	$15.04	1/27/2016	—	—	—	—
	1/18/2005	33,333	—	—	$12.94	1/18/2015	—	—	—	—
	1/30/2004	96,500	—	—	$17.91	1/30/2014	—	—	—	—

Jeffrey M. Colton(6)(8)	1/27/2012	36,597	—	—	$6.69	1/27/2017	—	—	—	—
	1/27/2011	39,679	—	—	$7.51	1/27/2021	—	—	—	—
	1/28/2010	41,051	—	—	$7.53	1/28/2020	—	—	—	—
	1/29/2009	98,495	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008	29,292	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007	25,948	—	—	$14.37	1/16/2017	—	—	—	—
	1/27/2006	7,919	—	—	$15.04	1/27/2016	—	—	—	—
	1/18/2005	18,333	—	—	$12.94	1/18/2015	—	—	—	—
	10/15/2004	5,000	—	—	$9.88	10/15/2014	—	—	—	—
	1/30/2004	5,000	—	—	$17.91	1/30/2014	—	—	—	—
	1/21/2003	1,500	—	—	$12.25	1/21/2013	—	—	—	—

(1)	Stock options generally have a ten-year term and vest and become exercisable ratably over a three-year period (with 1/3 of the underlying shares vesting on each of the first three anniversaries of the grant date), subject to accelerated vesting upon termination of employment by the Company without substantial cause or by the named executive officer for good reason or in the event of a change in control of the Company as described under “Compensation Discussion and Analysis — Employment Agreements — Severance Arrangements” and “— Change-in-Control Arrangements.”
(2)	Upon termination of employment, the named executive officer generally has until the earlier of one year from the date of termination or the option expiration date to exercise his vested options. However, the options may be cancelled and rescinded and proceeds may be forfeited if the named executive officer improperly discloses or misuses confidential information or trade secrets of the Company.
(3)	Amounts represent restricted stock unit awards that generally vest in full on the third anniversary of the grant date and include additional shares that may be issued pursuant to accrued dividend equivalent rights. No portion of the awards vest prior to the third anniversary of the grant date, subject to accelerated vesting upon termination of employment by the Company without substantial cause or by the named executive officer for good reason or in the event of a change in control of the Company as described under “Compensation Discussion and Analysis — Employment Agreements — Severance Arrangements” and “— Change-in-Control Arrangements.”
(4)	Market value based on $6.50 per share, which was the closing market price of the Company’s Common Stock on December 31, 2012.
(5)

Amounts represent phantom stock unit awards that vest on January 27, 2015 with a grant date of January 27, 2012 and that vest on January 27, 2014 with a date of January 27, 2011, subject to accelerated vesting upon termination of employment by the Company without substantial cause or by the named executive officer for good reason or in the event of a change in control of the Company as described under “Compensation Discussion and Analysis — Employment Agreements — Severance Arrangements” and “— Change-in-Control Arrangements.” In addition,

Mr. Thornley as part of his annual Director grant received 9,329 phantom stock units (PSUs) with a grant date of May 23, 2012. Each PSU represents the right to receive upon vesting a cash payment equal to the value of one share of the Company’s common stock on the vesting date. The PSUs are scheduled to vest on May 23, 2015. The PSUs do not have voting rights and do not accrue dividend equivalent rights.

(6)	Amounts in this row represent stock appreciation rights that generally have a five-year term and vest and become exercisable ratably over a three-year period (with 1/3 of the underlying rights vesting on each of the first three anniversaries of the grant date), subject to accelerated vesting upon termination of employment by the Company without substantial cause or by the named executive officer for good reason or in the event of a change in control of the Company as described under “Compensation Discussion and Analysis — Employment Agreements — Severance Arrangements” and “— Change-in-Control Arrangements.”
(7)	The amount in this row reflects shares underlying stock appreciation rights granted pursuant to the 2004 Equity Incentive Plan to Mr. Thornley as interim President and Chief Executive Officer.
(8)	In connection with the resignations of Messrs. McCracken and Colton in 2012, the Company accelerated the vesting period of certain stock options that were granted pursuant to their employment agreements.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table sets forth information regarding phantom stock units and restricted stock units that vested during fiscal year 2012 for the named executive officers. There were no stock option exercises during 2012.

	Stock Awards
Name	Number of shares acquired on vesting (#)(1)	Value Realized on Vesting ($)(2)
Bradley J. Holiday(3)	40,655	$262,582
Alex M. Boezeman(4)	21,416	$138,575
Neil Howie(5)	21,416	$138,575
Alan Hocknell(6)	26,590	$169,664
Anthony S. Thornley	7,439	$39,506
Steven C. McCracken(7)	93,915	$531,529
Jeffrey M. Colton(8)	62,706	$370,621

(1)	The number of shares reflected in this column reflects the gross number of phantom stock units and restricted stock units that vested prior to tax withholding. The phantom stock units were settled in cash. The restricted stock units were settled in shares of the Company’s Common Stock.
(2)	The value realized is based upon the gross shares underlying the phantom stock units and restricted stock units that vested multiplied by the closing price of the Company’s Common Stock on the date of vesting.
(3)	In connection with the vesting of 25,413 phantom stock units $160,610 was the value realized on vesting. In connection with the vesting of 15,242 restricted stock units, 6,072 shares of restricted stock were withheld by the Company to satisfy the Company’s tax withholding obligation with respect to such units.
(4)	In connection with the vesting of 12,706 phantom stock units $80,302 was the value realized on vesting. In connection with the vesting of 8,710 restricted stock units, 4,355 shares of restricted stock were withheld by the Company to satisfy the Company’s tax withholding obligation with respect to such units.
(5)	In connection with the vesting of 12,706 phantom stock units $80,302 was the value realized on vesting. In connection with the vesting of 8,710 restricted stock units, 4,530 shares of restricted stock were withheld by the Company to satisfy the Company’s tax withholding obligation with respect to such units.
(6)	In connection with the vesting of 22,236 phantom stock units $140,532 was the value realized on vesting. In connection with the vesting of 4,355 restricted stock units, 1,824 shares of restricted stock were withheld by the Company to satisfy the Company’s tax withholding obligation with respect to such units.
(7)	In connection with the vesting of 62,975 phantom stock units $343,844 was the value realized on vesting. In connection with the vesting of 30,940 restricted stock units, 11,810 shares of restricted stock were withheld by the Company to satisfy the Company’s tax withholding obligation with respect to such units.
(8)	In connection with the vesting of 31,766 phantom stock units $179,796 was the value realized on vesting. In connection with the vesting of 30,940 restricted stock units, 11,916 shares of restricted stock were withheld by the Company to satisfy the Company’s tax withholding obligation with respect to such units.

Potential Payments Upon Termination or Change in Control

Each of the current named executive officers, has an employment agreement with the Company that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change in control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause, (ii) termination by the Company without substantial cause, termination by the executive officer following material breach by the Company of the employment agreement or the Company failing to renew the employment agreement within 45 days of expiration of its term, (iii) a termination event within one year following a change in control or (iv) permanent disability of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the named executive officers generally provide for the vesting of the awards immediately prior to a change in control, subject to the Compensation Committee taking action to provide they do not vest. The Company’s 401(k) Retirement Investment Plan provides for full vesting of all Company matching contribution payments for all plan participants, including the named executive officers, immediately prior to a change in control and in the event of a termination due to permanent disability. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Compensation Discussion and Analysis —Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “special severance,” “incentive payments,” “change in control,” and “termination event.”

Mr. Thornley is no longer an executive officer and therefore his rights as a Board member upon a change in control are generally limited to the acceleration of vesting of long-term incentive awards in certain situations. Messrs. McCracken and Colton are no longer employees of the Company and would not be entitled to any additional rights upon a change in control. They would still receive the severance benefits to which they otherwise are entitled as described above. As a result, Messrs. McCracken and Colton are not included in the following tables.

Payments Made Upon Any Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include:

•	Accrued but unpaid base salary; and

•	Accrued but unused paid time off.

Basis of Presentation and Underlying Assumptions

The tables below quantify the potential payments and benefits that would be provided to each named executive officer under each termination or change in control circumstance listed. The amounts shown are based on the assumption that the triggering event took place on December 31, 2012, which was the last business day of 2012, and are based on the $6.50 per share closing market price of the Company’s Common Stock on such date. It also assumes the triggering event resulted in the immediate vesting of all unvested long-term incentives. For the purposes of the following tables, the values for stock options and stock appreciation rights are the intrinsic values of the unvested portion of those awards accelerated as a result of the applicable triggering event, calculated based on the “spread” (if any) between the closing market price of the Company’s Common Stock on December 31, 2012, and the exercise prices of such accelerated option shares. Such incremental amounts are in addition to the value of the vested portion of those awards, if any, and other such awards held by the named executive officer that were fully vested as of December 31, 2012, as reflected in the “Outstanding Equity Awards at Fiscal Year-End 2012” table. A different valuation method for such accelerated options would be used for purposes of evaluating any excise tax liability pursuant to 280G of the Internal Revenue Code (“IRC”). The values for restricted stock unit and phantom stock unit awards reflect the aggregate market value (based on the per share closing market price) at December 31, 2012 of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event. The values of dividend equivalent rights accrued as of December 31, 2012, including fractional shares, are included in the values shown for restricted stock unit awards. Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2012 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period. Amounts shown for special severance and incentive payments assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. Special severance and incentive payments may be delayed for six months following a termination event pursuant to Section 409A of the IRC and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate. Amounts payable to each named executive officer with respect to a change in control or a termination event within one year of a change in control, are subject to reduction in accordance with the officer’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the IRC. See above, “Compensation Discussion and Analysis — Employment Agreements — Excise Taxes.” The following tables are based upon a theoretical triggering event. The actual amounts to be paid to any named executive officer in the event of his termination or a change in control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof.

Oliver G. (Chip) Brewer III.

The following table shows the potential payments and values of equity award acceleration benefits to Mr. Brewer, the Company’s President and Chief Executive Officer, assuming the triggering event took place on December 31, 2012:

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Change in Control (without termination of employment)
Pro rated target short term incentive award	$0	$0	$0
Stock Options and/or Stock Appreciation Rights	$5,333	$16,000	$16,000
Restricted stock units	$1,950,000	$1,950,000	$1,950,000
Phantom stock	$0	$0	$0
Portion of salary and target bonus	$700,000	$1,400,000	$0
COBRA and CalCOBRA premiums	$18,194	$39,040	$0
Tax and financial planning services	$10,000	$20,000	$0
Outplacement services	$15,000	$15,000	$0
Incentive payments	$700,000	$1,400,000	$0
401(k) accelerated vesting	$0	$0	$0
280G cutback amount	$79,461	$0	$0
Total	$3,319,066	$4,840,040	$1,966,000

Bradley J. Holiday.

The following table shows the potential payments and values of equity award acceleration benefits to Mr. Holiday, the Company’s Senior Executive Vice President and Chief Financial Officer, assuming the triggering event took place on December 31, 2012:

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Change in Control (without termination of employment)
Pro rated target short term incentive award	$0	$0	$0
Stock Options and/or Stock Appreciation Rights	$0	$0	$0
Restricted stock units	$102,546	$514,081	$514,081
Phantom stock	$0	$264,804	$264,804
Portion of salary and target bonus	$420,050	$840,100	$0
COBRA and CalCOBRA premiums	$18,194	$39,040	$0
Tax and financial planning services	$10,000	$20,000	$0
Outplacement services	$15,000	$15,000	$0
Incentive payments	$420,050	$840,100	$0
401(k) accelerated vesting	$0	$0	$0
280G cutback amount	$0	$0	$0
Total	$985,840	$2,533,125	$778,885

Alex M. Boezeman.

The following table shows the potential payments and values of equity award acceleration benefits to Mr. Boezeman, the Company’s President of East Asia & Representative Director, of CGKK, assuming the triggering event took place on December 31, 2012:

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Change in Control (without termination of employment)
Pro rated target short term incentive award	$0	$0	$0
Stock Options and/or Stock Appreciation Rights	$0	$0	$0
Restricted stock units	$58,593	$58,593	$58,593
Phantom stock	$0	$199,895	$199,895
Portion of salary and target bonus	$212,663	$212,663	$0
COBRA and CalCOBRA premiums	$0	$0	$0
Tax and financial planning services	$0	$0	$0
Outplacement services	$0	$0	$0
Incentive payments	$212,663	$212,663	$0
401(k) accelerated vesting	$0	$0	$0
280G cutback amount	$0	$0	$0
Total	$483,919	$683,814	$258,488

Neil Howie.

The following table shows the potential payments and values of equity award acceleration benefits to Mr. Howie, the Company’s Director and President, EMEA, assuming the triggering event took place on December 31, 2012:

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Change in Control (without termination of employment)
Pro rated target short term incentive award	$0	$0	$0
Stock Options and/or Stock Appreciation Rights	$0	$0	$0
Restricted stock units	$0	$58,593	$58,593
Phantom stock	$0	$199,895	$199,895
Portion of salary and target bonus	$344,177	$334,177	$0
COBRA and CalCOBRA premiums	$0	$0	$0
Tax and financial planning services	$0	$0	$0
Outplacement services	$0	$0	$0
Incentive payments	$0	$0	$0
401(k) accelerated vesting	$0	$0	$0
280G cutback amount	$0	$0	$0
Total	$344,177	$592,665	$258,488

Alan Hocknell.

The following table shows the potential payments and values of equity award acceleration benefits to Mr. Hocknell, the Company’s Senior Vice President, Research and Development assuming the triggering event took place on December 31, 2012:

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Change in Control (without termination of employment)
Pro rated target short term incentive award	$0	$0	$0
Stock Options and/or Stock Appreciation Rights	$0	$0	$0
Restricted stock units	$102,547	$102,547	$102,547
Phantom stock	$0	$264,804	$264,804
Portion of salary and target bonus	$265,050	$530,100	$0
COBRA and CalCOBRA premiums	$18,194	$39,040	$0
Tax and financial planning services	$10,000	$20,000	$0
Outplacement services	$15,000	$15,000	$0
Incentive payments	$265,050	$530,100	$0
401(k) accelerated vesting	$0	$0	$0
280G cutback amount	$0	$0	$0
Total	$675,841	$1,501,591	$367,351

Anthony S. Thornley.

The following table shows the potential payments and values of equity award acceleration benefits to Mr. Thornley, the Company’s Former Interim President and Chief Executive Officer, assuming the triggering event took place on December 31, 2012:

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Change in Control (without termination of employment)
Pro rated target short term incentive award	N/A	N/A	$0
Stock Options and/or Stock Appreciation Rights	N/A	N/A	$0
Restricted stock units	N/A	N/A	$85,063
Phantom stock	N/A	N/A	$60,639
Portion of salary and target bonus	N/A	N/A	$0
COBRA and CalCOBRA premiums	N/A	N/A	$0
Tax and financial planning services	N/A	N/A	$0
Outplacement services	N/A	N/A	$0
Incentive payments	N/A	N/A	$0
401(k) accelerated vesting	N/A	N/A	$0
280G cutback amount	N/A	N/A	$0
Total	N/A	N/A	$145,702

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE

AMENDED AND RESTATED 2004 INCENTIVE PLAN, AS AMENDED

We are asking our shareholders to approve an amendment to the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended on May 19, 2009. On March 27, 2013, our Board approved the proposed amendment to the Plan, subject to approval by our shareholders. Approval of this proposal will: (1) extend the term of the Plan, which is due to expire on May 24, 2014, until May 15, 2023; (2) increase the number of shares of our common stock available for issuance under the Plan from 17,500,000 shares to 24,000,000 shares; and (3) reapprove the performance measures in the 2004 Plan, as amended, for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code. Approval of this proposal will also approve various other immaterial modifications of the Plan.

The Board of Directors believes it is in the best interests of the Company and our shareholders to amend the Plan to increase the number of shares available for issuance by an additional 6,500,000 shares to a total of 24,000,000 shares. Without this amendment, we will not have a sufficient amount of authorized shares for future issuances under the Plan.

As noted above, the approval of the proposed amendment to the Plan by our shareholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. While we believe it is in the best interests of the Company and our shareholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Internal Revenue Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable). These terms must be approved by the shareholders and, accordingly, we are requesting our shareholders to approve the proposed amendment to the Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Plan, as proposed to be amended, and described in the summary below.

If this proposal is approved by our shareholders, the Plan, as amended by this proposal, will become effective upon the date of the Annual Meeting. In the event that our shareholders do not approve this proposal, the Plan will continue in its current form.

Potential Dilution; Forecasted Utilization Rates; Burn Rates

The amendment to the Plan, if approved, will increase the number of shares available for issuance under the Plan by 6.5 million shares, which represents 9.1% of the Company’s outstanding common equity as of March 18, 2013. The Board of Directors currently intends that the 6.5 million shares requested will be sufficient to fund the Company’s equity compensation needs through at least the next 3 years. When approving the amendment to the Plan, the Board of Directors considered the burn rate with respect to the equity awards granted by the Company, as well as the Company’s overhang. The burn rate is equal to the total number of stock settled equity awards the

Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. Full value awards were calculated at 2 times the amount for stock options. Fully diluted overhang is equal to the total number of stock-settled equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans, divided by the sum of the total common stock outstanding plus the total number of stock-settled equity awards outstanding plus the total number of shares available for grant. The Company’s three-year average burn rate for 2010-2012 was approximately 2.52%, which is less than the Institutional Shareholder Services allowable cap for the Consumer Durables and Apparel Industry for 2013 of 4.83%. The Company’s fully diluted overhang as of February 28, 2013 was 12.3%.

Description of the Plan, as Proposed to be Amended

The material terms of the Plan, as proposed to be amended, are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Plan, as proposed to be amended. Shareholders are urged to read the actual text of the Plan, as proposed to be amended, in its entirety, which is appended to this Proxy Statement as Appendix A.

Purpose

The purpose of the Plan is to promote our interests and those of our shareholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with our shareholders to improve the long-term performance of the Company and the value of the Company’s Common Stock.

Types of Awards

The terms of the Plan provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, dividend equivalents, cash-based awards and other incentives payable in cash or in shares of our Common Stock.

Shares Available for Awards

Subject to adjustment for changes in our capitalization, the total number of shares of our Common Stock available for issuance under the Plan is 24,000,000 shares, which equals the sum of (1) 8,000,000 shares initially approved by our shareholders on May 25, 2004; (2) 4,250,000 shares approved by our shareholders on June 5, 2007; (3) 5,250,000 shares approved by our shareholders on May 19, 2009; and (3) 6,500,000 new shares to be approved by our shareholders at the Annual Meeting. If a stock award lapses, expires, terminates or is canceled prior to the issuance of shares under the award or if shares of Common Stock are issued to a participant and are thereafter reacquired by the Company, the shares subject to such awards will again be available for issuance under the Plan. The payment in cash of dividends or dividend equivalents or awards settled in cash rather than in shares of Common Stock will not be counted against the total number of shares available for issuance under the Plan. Any shares of Common Stock subject to an Option or Stock Appreciation Right that are withheld or reacquired by us to satisfy tax withholding obligations or as consideration for the exercise or purchase price of such award will be counted against the total number of shares available for issuance under the Plan.

Grants under the Plan of stock options and stock appreciation rights reduce the shares available under the Plan on a one-for-one basis. However, the number of shares authorized for issuance under the Plan will be decreased by 2.0 shares for each share issued on or after May 19, 2009 pursuant to full value share awards that are restricted stock, restricted stock units, performance shares, performance units or any other full value share awards (excluding options, stock appreciation rights or any other non-full value share awards). For shares issued prior to May 19, 2009, the number of shares authorized for issuance under the Plan will be decreased by 2.5 shares for each share issued with respect to full value awards. Similarly, if any such shares are issued in respect of full value share awards and subsequently are reacquired by the Company under the terms of the Plan as a result of the expiration, termination or cancellation of the related award, the shares authorized for issuance will be increased for each share reacquired by the Company under the terms of the Plan by the same number of shares for which the shares authorized for issuance were reduced at the time the award was granted.

As of February 28, 2013, there were 2,517,801 shares of Common Stock available for future grant under the Plan. There are no shares available for grant under any other stock plan. As of February 28, 2013, stock options to purchase approximately 6,568,494 shares of Common Stock were outstanding. The weighted average exercise price of all stock options outstanding as of February 28, 2013 was $9.8606 and the weighted average remaining term of such stock options was 4.87 years. As of February 28, 2013, there were 874,639 shares of Common Stock outstanding underlying restricted stock unit awards. A total of 71,088,443 shares of Common Stock were outstanding as of February 28, 2013. As of February 28, 2013, the closing price of a share of Common Stock as reported on NYSE was $6.72.

Shares of Common Stock issuable under the Plan will be shares of authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

Eligibility

The Plan permits the grant of awards to employees, officers, consultants, agents, advisors, independent contractors and other persons who render or who have rendered bona fide services to the Company or its affiliates. All of our approximately 1,500 employees, are eligible to participate in the Plan, and each of these individuals may receive all types of awards, other than incentive stock options. Incentive stock options may be granted under the Plan only to our employees (including officers) and employees of our affiliates.

Limitations on Awards Granted Under the Plan

Under the Plan, subject to adjustment for changes in our capitalization, (1) no single participant will be eligible to be granted during any calendar year more than: a maximum of 2,000,000 shares of Common Stock subject to stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units or other stock awards; and (2) no covered employee will be eligible to be granted during any calendar year more than a maximum of $10,000,000 under awards payable in cash. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code, but do not guarantee the deductibility of such compensation by us.

Administration of the Plan

The Plan is administered by the Compensation Committee. All members of the Compensation Committee meet the New York Stock Exchange standards for director independence. The Board or the Compensation Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate. In addition, the Board or the Compensation Committee may delegate to one or more senior executive officers the authority to grant awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, that no such officer will have the authority to grant awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. The Committee (or any other committee or officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan) is referred to as the Plan Administrator for purposes of this proposal.

Subject to the terms of the Plan, the Plan Administrator has broad authority to administer, interpret and construe the Plan and awards granted under the Plan. The Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted and the terms and conditions of the awards, including the period of exercisability and vesting. All decisions of the Plan Administrator will be final, conclusive and binding on all persons.

Repricing; Cancellation and Re-Grant of Stock Awards

In no event shall the Plan Administrator (i) cancel any outstanding option or stock appreciation right for the purpose of reissuing the option or stock appreciation right to the participant at a lower exercise price or reduce the exercise price of an outstanding option or stock appreciation right or (ii) cancel any outstanding option or stock appreciation right with the purpose of issuing another award in exchange for the cancelled option or stock appreciation right, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

Options

Incentive stock options and nonqualified stock options may be granted under the Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Plan Administrator. An option may not vest and become fully exercisable before the first anniversary of the grant date, unless the option becomes vested and exercisable due to acceleration upon a change in control of the Company, a termination of the participant’s service, or other event providing for accelerated vesting. The exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant (and in some cases, as described below, may not be less than 110% of such fair market value). Fair market value generally means the closing price for a share of Common Stock on the NYSE on the grant date. The term of an option cannot exceed ten years and, in some cases, as described below, the term may not exceed five years.

The terms of incentive stock options must comply in all respects with the provisions of Section 422 of the Internal Revenue Code and any applicable regulations. Individuals who are not employees of the Company or one of our parent or subsidiary corporations may not be granted incentive stock options. In addition, no incentive stock option may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate of ours unless (1) the exercise price of the incentive stock option is at least 110% of the fair market value of the Common Stock subject to the incentive stock option on the date of grant and (2) the term of the incentive stock option does not exceed five years. To the extent that the aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as nonqualified stock options. Subject to adjustment for changes in our capitalization, all of the aggregate maximum number of shares of Common Stock that may be issued under the Plan may be issued as incentive stock options.

The Plan Administrator will establish and set forth in the agreement evidencing an option, whether the option will continue to be exercisable, and the terms and conditions of such exercise, after a participant terminates service with us.

The exercise price for shares purchased under an option must be paid in full to the Company by delivery of the aggregate exercise price, together with any amounts required to be withheld for tax purposes. Acceptable forms of consideration will be determined by the Plan Administrator and may include: (1) cash, check or wire transfer; (2) payment with shares of Common Stock previously owned by the participant; (3) to the extent permitted by applicable law, payment pursuant to a broker-assisted cashless exercise program; or (4) such other consideration as the Plan Administrator may permit in its sole discretion.

Stock Appreciation Rights

Stock appreciation rights entitle a participant to receive an amount equal to the appreciation, if any, of a share of Common Stock between the grant date and the exercise date. The terms of any grant of stock appreciation rights generally are determined by the Plan Administrator and set forth in the applicable agreement evidencing such award. Stock appreciation rights may be granted in tandem with an option or alone. The grant price of a tandem stock appreciation right is equal to the exercise price of the related option, and the grant price of a freestanding stock appreciation right is equal to the fair market value of a share of Common Stock on the grant date. Upon exercise of a stock appreciation, the appreciation may be paid in cash, in shares of Common Stock or in any combination cash and shares of Common Stock or in any other manner approved by the Plan Administrator in its sole discretion. The term of a stock appreciation right may not exceed ten years.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock unit awards may be granted under the Plan on such terms and conditions and subject to such repurchase or forfeiture restrictions, including continued service with the Company or one of our affiliates or the achievement of certain performance criteria, as determined by the Plan Administrator in its sole discretion. In no event will any restricted stock or restricted stock unit award payable in shares of Common Stock vest sooner than one year after the grant date. In addition, if an award of restricted stock or restricted stock units is subject solely to service-based vesting criteria, such award may not vest sooner than three years after the grant date. However, the Plan Administrator may accelerate the vesting of an award in the event of a participant’s termination of service or upon a change in control. Upon satisfaction of any terms, conditions and restrictions on a restricted stock or restricted stock unit award, the shares of Common Stock covered by the restricted stock award will become freely transferable by the participant and restricted stock units will be settled in cash, shares of Common Stock or a combination thereof, as determined by the Plan Administrator in its sole discretion. Participants holding restricted stock or restricted stock units may receive dividends paid with respect to the underlying shares of Common Stock or dividend equivalents, subject to such terms and conditions (including the form of payment of dividends or dividend equivalents) as determined by the Plan Administrator. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned awards of restricted stock or restricted stock units that are subject to any performance criteria. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the performance criteria have been achieved and the underlying shares of Common Stock or restricted stock units have been earned.

Performance Shares

A grant of performance shares entitles the participant to payment in the form of shares of Common Stock upon the attainment of specified performance goals and other terms and conditions specified in the grant. In lieu of shares of Common Stock, a cash payment may be made in an amount equal to the fair market value of the Common Stock otherwise required to be issued to a participant in settlement of the performance share award. The number of shares issued in settlement of an award of performance shares may be adjusted on the basis of such further consideration as the Plan Administrator may determine; provided, that if an award of performance shares is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Plan Administrator may not increase the number of performance shares earned upon satisfaction of any performance goal by any covered employee.

Performance Units

A grant of performance units entitles the participant to a cash payment upon the attainment of specified performance goals and other terms and conditions specified in the grant. The Plan Administrator may, in its discretion, substitute shares of Common Stock for the cash payment otherwise required to be paid to a participant in respect of a performance unit. The amount to be paid in respect of an award of performance units may be adjusted on the basis of such further consideration as the Plan Administrator may determine; provided, that if an award of performance units is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Plan Administrator may not increase the amount earned under such award, and the maximum amount that may be granted to a covered employee in any calendar year is $10,000,000.

Section 162(m) Performance Awards

The Plan permits the Company to grant cash and stock-based performance awards, including restricted stock, restricted stock units, performance shares, performance units and other stock and cash-based awards, which may qualify as “performance-based compensation” that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code.

Performance Goals

Certain awards made pursuant to the Plan may be subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination:

•	cash flow;

•	earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings);

•	earnings per share;

•	growth in earnings or earnings per share;

•	stock price;

•	return on equity or average shareholders’ equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	sales, growth in sales or return on sales;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	economic profit (including economic profit margin);

•	market share;

•	overhead or other expense reduction;

•	growth in stockholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index; and

•	strategic plan development and implementation.

Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee. The Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following extraordinary items: (1) extraordinary, unusual and/or nonrecurring items of gain or loss, (2) gains or losses on the disposition of a business, (3) changes in tax or accounting regulations or laws, (4) the effects of a merger or acquisition, (5) asset write-downs, (6) litigation or claim judgments or settlements, (7) any accruals for reorganization and restructuring programs, and (8) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

Compliance with Section 162(m) of the Internal Revenue Code

Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Internal Revenue Code with respect to an award intended to qualify as “performance-based compensation” thereunder, the Compensation Committee (which will consist solely of two or more “outside directors” as defined in Section 162(m) of the Internal Revenue Code) will establish the performance goals (which performance goals will be based upon the performance criteria specified above) and the formula for calculating the amount payable under the award no later than the earlier of (1) the date which occurs 90 days after the commencement of the applicable performance period and (2) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remain substantially uncertain. Prior to the payment of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Compensation Committee will certify in writing the extent to which any such performance criteria and any other material terms under such award have been satisfied (other than in cases where such criteria relate solely to the increase in value of the Company’s Common Stock). The Committee may not increase the amount of compensation payable to a covered employee upon the satisfaction of any the performance goals based on the performance criteria set forth above.

Other Stock or Cash-Based Awards

Subject to the terms and conditions of the Plan, the Plan Administrator may grant other incentives payable in cash or shares of Common Stock under the Plan as it determines to be in the best interests of the Company. If an other stock or cash-based award granted under the Plan is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Plan Administrator may not, in any event, increase the amount earned under any such award upon satisfaction of any performance goal by any covered employee and the maximum amount of any cash award that may be granted to a covered employee in any calendar year shall not exceed $10,000,000.

Tax Withholding

The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of Common Stock until such terms are met.

Transferability of Awards

Generally, no award or interest in an award may be sold, assigned, pledged or transferred by any participant or made subject to attachment or similar proceeding otherwise than by will or by the laws of descent and distribution. During a participant’s lifetime, an award may be exercised only by the participant. However, if permitted by Section 422 of the Internal Revenue Code, the Plan Administrator may honor a domestic relations order that requires transfer of an award in connection with a participant’s divorce.

Changes to Capital Structure

In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (1) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (2) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities that may be issued to an individual in any one calendar year; (iii) the maximum number and kind of securities that may be made subject to the different types of awards available under the Plan; and (iv) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

Change in Control

Unless otherwise provided in an instrument evidencing an option or any other written agreement between a participant and the Company or an affiliate, in the event of a change in control (as defined in the Plan and described below), the Board or the Compensation Committee may provide that: (1) each outstanding option will become fully vested immediately prior to the effective time of the change in control and the holders of such options will be given an opportunity to exercise such options prior to the effective time of the change in control, at which time the options shall terminate if not exercised; (2) each outstanding option will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the acquisition price of the Company’s Common Stock exceeds the exercise price of such option, or (3) each outstanding option will be assumed or substituted by the successor company and the normal vesting schedule will continue to apply to such assumed or substituted options.

Unless otherwise provided in an instrument evidencing a restricted stock or restricted stock unit award or any other written agreement between a participant and the Company or an affiliate, in the event of a change in control (as defined in the Plan and described below), the Plan Administrator may provide that: (1) the vesting of shares subject to restricted stock and restricted stock unit awards shall accelerate if and to the same extent that the vesting of outstanding options is accelerated in connection with the change in control or (ii) if unvested options are to be assumed or substituted by a successor company without acceleration upon the occurrence of a change in control, the terms and conditions of unvested restricted stock or restricted stock units shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards.

In addition, the Plan Administrator will have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company to take such further action as it determines to be necessary or advisable with respect to awards, including, without limitation, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise. The Plan Administrator may take such actions with respect to all participants, certain categories of participants or only to individual participants. Such actions may be taken before or after awards are granted.

For purposes of the Plan, a change in control generally will be deemed to occur if any of the following events occur: (i) any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Incumbent Board (provided that certain individuals who become directors after the Effective Date will be considered to be a member of the Incumbent Board, as set forth in the Plan); (iii) consummation by the Company of the sale or other disposition of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation (other than certain reorganizations, mergers or consolidations that (x) would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such event or (y) are effected to implement a recapitalization or reincorporation of the Company that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor); or (iv) approval by the shareholders or an order by a court of competent jurisdiction of a plan of liquidation of the Company. If required for compliance with Section 409A of the Internal Revenue Code, in no event will a change in control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

Plan Amendments and Termination

The Plan may be amended, suspended or terminated by the Board or the Compensation Committee, subject to applicable law, regulation or stock exchange rule, including those that would require stockholder approval for any such amendment. The amendment, suspension or termination of the Plan or a portion thereof or the amendment of any outstanding award generally may not, without the participant’s consent, materially adversely affect any rights under any award.

Unless sooner terminated as provided in the Plan, the Plan, as amended, will terminate on May 15, 2023. Termination of the Plan will not affect any awards then outstanding.

Deferral of Awards

The Plan Administrator may permit or require a participant to defer receipt of the payment of any award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, will establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

Effective Date

The Plan became effective on May 25, 2004 and was amended and restated effective June 5, 2007 and May 19, 2009. If the amendment to the Plan in this proposal is approved by our shareholders, the effective date of the Plan, as so amended, will be May 15, 2013.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Plan. The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. Under the Internal Revenue Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Internal Revenue Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors or employees under the Plan. For a description of equity awards granted to our named executive officers in 2012, see the “Grants of Plan-Based Awards in Fiscal Year 2012” table located on page 41 of this Proxy Statement.

The following table sets forth as of the Record Date the historic number of shares subject to options granted under the Plan to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees (other than executive officers) as a group.

Name of Individual or Identity of Group	Number of Shares Subject to Options
Oliver G. (Chip) Brewer III	497,537
Bradley J. Holiday	459,477
Alex M. Boezeman	267,362
Neil Howie	300,696
Alan Hocknell	250,717
Anthony S. Thornley	0
Steven C. McCracken	327,963
Jeffrey M. Colton	265,717
All Current Executive Officers as a Group	2,048,887
All Current Directors Who are not Executive Officers as a Group	0
All Employees (including Officers who are not Executive Officers) as a Group	2,109,384

Required Vote

Shareholder approval of this proposal requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided that the total votes cast must represent more than 50% of the shares of Common Stock entitled to vote on this proposal. The amendment to the Plan will not go into effect if our shareholders do not vote “FOR” the approval of the amendment to the Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A “broker non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether this proposal has been approved.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CALLAWAY GOLF COMPANY AMENDED AND RESTATED 2004 INCENTIVE PLAN, AS AMENDED.

PROPOSAL NO. 4

APPROVAL OF THE

2013 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

We are asking our shareholders to approve the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Director Plan (the “Director Plan”).

The Board of Directors, referred to in this proposal as our Board, believes it is in the best interests of the Company and our shareholders to adopt the Director Plan in order to allow the Company to continue to provide equity incentives for our non-employee directors to exert maximum efforts for our success.

If this proposal is approved by our shareholders, the Director Plan will become effective upon the date of the Annual Meeting. In the event that our shareholders do not approve this proposal, the Director Plan will not become effective.

Potential Dilution; Forecasted Utilization Rates; Burn Rates

The Director Plan, if approved, will allow the Company to issue 1.0 million shares under the Director Plan, which represents 1.4% of the Company’s outstanding common equity as of March 18, 2013. The Board of Directors currently intends that the 1.0 million shares under the Director Plan will be sufficient to fund the Company’s equity compensation needs with respect to the Company’s non-employee directors for at least 5 years. When approving the Director Plan, the Board of Directors considered the burn rate with respect to the equity awards granted by the Company, as well as the Company’s overhang. For a discussion of the Company’s burn rate and overhang, see the discussion above under the heading “Proposal No. 3 – Approval of an Amendment to the Amended and Restated 2004 Incentive Plan, as amended.”

Description of the Director Plan

The material terms of the Director Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Director Plan. Shareholders are urged to read the actual text of the Director Plan, which is appended to this Proxy Statement as Appendix B.

Background

The Board of Directors approved the Director Plan on March 27, 2013, subject to approval by our shareholders at our 2013 Annual Meeting.

Purpose

The purpose of the Director Plan is to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain highly qualified non-employee directors, encourage equity ownership among our non-employee directors, and enhance a mutuality of interest with our shareholders to improve the long-term performance of the Company and the value of the Company’s Common Stock.

Types of Awards

The terms of the Director Plan provide for the grant of nonqualified stock options, restricted stock awards, and restricted stock units that may be settled in cash or in shares of Common Stock.

Shares Available for Awards

Subject to adjustment for changes in our capitalization, the total number of shares of Common Stock available for issuance under the Director Plan is 1,000,000 shares. If a stock award lapses, expires, terminates or is canceled prior to the issuance of shares under the award or if shares of Common Stock are issued to a participant and are thereafter reacquired by the Company, or shares are withheld to satisfy tax withholding obligations, the shares subject to such awards will again be available for issuance under the Director Plan. The payment in cash of dividends or dividend equivalents or awards settled in cash rather than in shares of Common Stock will not be counted against the total number of shares available for issuance under the Director Plan.

As of February 28, 2013, stock options to purchase approximately 6,568,494 shares of Common Stock were outstanding. The weighted average exercise price of all stock options outstanding as of February 28, 2013 was $9.8606 and the weighted average remaining term of such stock options was 4.87 years. As of February 28, 2013, there were 874,639 shares of Common Stock outstanding underlying restricted stock unit awards. A total of 71,088,443 shares of Common Stock were outstanding as of February 28, 2013. As of February 28, 2013, the closing price of a share of Common Stock as reported on NYSE was $6.72.

Shares of Common Stock issuable under the Director Plan will be shares of authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Director Plan.

Eligibility

The Director Plan permits the grant of awards to each person who is a duly elected or appointed member of the Board, but is not then otherwise an employee of the Company or any of its subsidiaries or affiliates and has not been an employee of the Company or any of its subsidiaries or affiliates since the beginning of the Company’s preceding fiscal year. All of our eight non-employee directors are eligible to participate in the Director Plan, and each of these individuals may receive all types of Director Plan awards.

Limitations on Awards Granted Under the Director Plan

Under the Director Plan, subject to adjustment for changes in our capitalization, no individual director will be eligible to be granted during any calendar year more than a maximum of 50,000 shares of Common Stock subject to stock options, restricted stock, or restricted stock units.

Administration of the Director Plan

The Director Plan is administered by the Compensation Committee. All members of the Compensation Committee meet the New York Stock Exchange standards for director independence. The Board or the Compensation Committee may delegate the responsibility for administering the Director Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate. The Committee (or any other committee or officer to whom the Board or the Compensation Committee has delegated authority to administer the Director Plan) is referred to as the Director Plan Administrator for purposes of this proposal.

Subject to the terms of the Director Plan, the Director Plan Administrator has broad authority to administer, interpret and construe the Director Plan and awards granted under the Director Plan. The Director Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted and the terms and conditions of the awards, including the period of exercisability and vesting, provided that no option or other award shall vest sooner than one year from the grant date, except as may be specifically provided as a result of acceleration upon a Change in Control, termination of status as a director or other event providing for accelerated vesting. All decisions of the Director Plan Administrator will be final, conclusive and binding on all persons.

Repricing; Cancellation and Re-Grant of Stock Awards

In no event shall the Director Plan Administrator (i) cancel any outstanding option for the purpose of reissuing the option at a lower exercise price or reduce the exercise price of an outstanding option or (ii) cancel any outstanding option with the purpose of issuing another award in exchange for the cancelled option, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

Options

Nonqualified stock options may be granted under the Director Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Director Plan Administrator. The exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant. Fair market value generally means the closing price for a share of Common Stock on the NYSE on the grant date. The term of an option cannot exceed ten years.

After a director terminates service with us, the director will generally have a period of up to one year following termination to exercise any outstanding option.

The exercise price for shares purchased under an option must be paid in full to the Company by delivery of the aggregate exercise price, together with any amounts required to be withheld for tax purposes. Acceptable forms of consideration will be determined by the Director Plan Administrator and may include: (1) cash, check or wire transfer; (2) payment with shares of Common Stock previously owned by the participant; (3) to the extent permitted by applicable law, payment pursuant to a broker-assisted cashless exercise program; (4) payment with shares of Common Stock pursuant to a net exercise arrangement; or (5) such other consideration as the Director Plan Administrator may permit in its sole discretion.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock unit awards may be granted under the Director Plan on such terms and conditions and subject to such repurchase or forfeiture restrictions, including continued service with the Company or one of our affiliates or the achievement of certain performance criteria, as determined by the Director Plan Administrator in its sole discretion. Upon satisfaction of any terms, conditions and restrictions on a restricted stock or restricted stock unit award, the shares of Common Stock covered by the restricted stock award will become freely transferable by the participant and restricted stock units will be settled in cash, shares of Common Stock or a combination thereof, as determined by the Director Plan Administrator in its sole discretion. Participants holding restricted stock or restricted stock units may receive dividends paid with respect to the underlying shares of Common Stock or dividend equivalents, subject to such terms and conditions (including the form of payment of dividends or dividend equivalents) as determined by the Director Plan Administrator. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned awards of restricted stock or restricted stock units that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares of Common Stock or restricted stock units have been earned.

Tax Withholding

The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of Common Stock until such terms are met.

Transferability of Awards

Generally, no award or interest in an award may be sold, assigned, pledged or transferred by any participant or made subject to attachment or similar proceeding otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During a participant’s lifetime, an option may be exercised only by the participant.

Changes to Capital Structure

In the event of a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company, the Director Plan Administrator shall make proportional adjustments to: (i) the aggregate number of shares of Common Stock available for issuance upon exercise of options or the grant or vesting of other awards under the Plan, (ii) the number of shares for which each option (issued and unissued) can be exercised, (iii) the exercise price per share of options (issued and unissued), (iv) the number of shares of restricted stock or restricted stock units constituting an award, and (v) the number of shares subject to the annual individual award limit.

Effect of Change in Control and Corporate Transaction

Unless otherwise determined by the Board, in the event of a change in control (as defined in the Director Plan and described below), the vesting of options and shares subject to restricted stock and restricted stock unit awards shall fully accelerate. For purposes of the Director Plan, a change in control generally will be deemed to occur if any of the following events occur: (i) any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board, or the Incumbent Board, cease for any reason to constitute at least a majority of the Incumbent Board (provided that certain individuals who become directors after the Effective Date will be considered to be a member of the Incumbent Board, as set forth in the Director Plan); (iii) consummation by the Company of the sale or other disposition of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation (other than certain reorganizations, mergers or consolidations that (x) would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such event or (y) are effected to implement a recapitalization or reincorporation of the Company that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor); or (iv) approval by the shareholders or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

In the event of a corporate transaction (as defined in the Director Plan and described below) either (i) each outstanding option, restricted stock award and restricted stock unit award will become fully vested immediately prior to the effective time of the corporate transaction and the holders of outstanding options will be given an opportunity to exercise such options prior to the effective time of the corporate transaction, at which time the options shall terminate if not exercised; or (ii) each outstanding award will be assumed, substituted or continued by the continuing or successor company. In addition, the Director Plan Administrator will have the discretion, exercisable at any time before a corporate transaction of the Company to take such further action as it determines to be necessary or advisable with respect to awards, including, without limitation, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise. The Director Plan Administrator may take such actions with respect to all participants, certain categories of participants or only to individual participants. Such actions may be taken before or after awards are granted. For purposes of the Director Plan, a corporate transaction generally will be deemed to occur if there is: (i) a dissolution or liquidation of the Company, (ii) a change in control of the Company (as defined above), or (iii) any merger or consolidation involving the Company.

Director Plan Amendments and Termination

The Director Plan may be amended, suspended or terminated by the Board or the Compensation Committee, subject to applicable law, regulation or stock exchange rule, including those that would require shareholder approval for any such amendment. The amendment, suspension or termination of the Director Plan or a portion thereof or the amendment of any outstanding award generally may not, without the participant’s consent, materially adversely affect any rights under any award. In addition, without further shareholder approval, the Director Plan may not be amended to (i) increase the number of shares subject to the Director Plan (as adjusted under the terms of the Director Plan); (ii) increase the individual annual share limit described above; (iii) change the class of persons eligible to receive awards; (iv) provide for the grant of options having an exercise price per option share less than the fair market value on the grant date; or (v) extend the final date upon which awards may be granted under the Director Plan

Unless sooner terminated as provided in the Director Plan, the Director Plan, as amended, will terminate on May 15, 2023. Termination of the Director Plan will not affect any awards then outstanding.

Deferral of Restricted Stock Unit Awards

The Director Plan Administrator may permit or require a participant to defer receipt of the issuance of shares or any other payment made in settlement of any restricted stock unit award. If any such deferral election is permitted or required, the Director Plan Administrator, in its sole discretion, will establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

Effective Date

If this proposal is approved by our shareholders, the effective date of the Director Plan, as so amended, will be May 15, 2013.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Director Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Director Plan. The Director Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

New Director Plan Benefits

Awards under the Director Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on shareholder approval of the Director Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our non-employee directors under the Director Plan. For a description of stock-based grants made to our non-employee directors in 2012, see the section of this Proxy Statement titled “Director Compensation”.

Required Vote

Shareholder approval of this proposal requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided that the total votes cast must represent more than 50% of the shares of Common Stock entitled to vote on this proposal. The amendment to the Director Plan will not go into effect if our shareholders do not vote “FOR” the approval of the amendment to the Director Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A “broker non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CALLAWAY GOLF COMPANY 2013 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN.

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement. The shareholder vote is an advisory vote only and is not binding on the Company, its Board of Directors or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. We currently seek advisory votes on the approval of the compensation of the Company’s named executive officers on an annual basis.

As described more fully in the “Compensation Discussion & Analysis” section and in the Summary Compensation Table and subsequent tables, the Company’s named executive officers are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:

•	stock ownership guidelines;

•	an independent compensation committee and compensation committee consultant; and

•	compensation forfeiture provisions contained in the employment agreements of the Company’s named executive officers.

As described in the Overview section of the Compensation Discussion and Analysis in this Proxy Statement, the Company underwent significant changes in the manner in which it operates its business, senior management and its compensation practices for executive officers. During 2012, the Company changed or eliminated many of its compensation practices in light of evolving best practices. Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this proxy statement, which include a detailed discussion of these changes and the Company’s compensation practices. The Compensation Committee and the Board of Directors believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives our shareholders the opportunity to approve or not approve our executive compensation program and policies by voting on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required

The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy, at the Annual Meeting is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A “broker non-vote” is treated as not being entitled to vote on the matter and is not counted for purposes of determining whether the proposal has been approved.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 28, 2013 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the compensation tables appearing elsewhere in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. As of February 28, 2013, there were 71,088,443 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Dimensional Fund Advisors LP(2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	5,243,645	7.38%
BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	5,065,866	7.13%
Franklin Resources, Inc.(4) One Franklin Parkway San Mateo, California 94403	4,286,147	6.03%
Royce & Associates, LLC(5) 745 Fifth Avenue New York, New York 10151	3,857,192	5.43%
Janus Capital Management, LLC(6) 151 Detroit Street Denver, Colorado 80206	3,844,800	5.41%
Vanguard Group, Inc.(7) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,720,913	5.24%
Samuel H. Armacost(8)	50,216	*
Ronald S. Beard(9)	53,674	*
Alex M. Boezeman(10)	240,839	*
Oliver G. Brewer III(11)	20,000	*
Jeffrey M. Colton(12)	285,372	*
John C. Cushman, III(13)	42,374	*
Alan Hocknell(14)	179,491	*
Bradley J. Holiday(15)	492,274	*
Neil Howie(16)	276,017	*
Yotaro Kobayashi(17)	35,132	*
Mark F. Leposky(18)	31,691	*
John F. Lundgren(19)	11,498	*
Brian P. Lynch(20)	77,115	*
Steven C. McCracken(21)	498,462	*
Adebayo O. Ogunlesi(22)	9,104	*
Leighton E. Richards(23)	5,865	*
Richard L. Rosenfield(24)	58,274	*
Anthony S. Thornley(25)	51,181	*
All directors, named executive officers and other executive officers as a group (16 persons)(26)	1,634,745	2.26%

*	Less than one percent
(1)	Except as otherwise indicated, the address for all persons shown on this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. Furthermore, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes shares issuable upon exercise of stock options if the options may be exercised on or before April 29, 2013, irrespective of the price at which the Company’s Common Stock is trading on the NYSE. Consequently, included in the number of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Company’s Common Stock. In addition, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table excludes unvested restricted stock units (“RSUs”) granted under such plans. The holder of unvested RSUs may not vote the underlying shares but is entitled to receive dividend equivalents thereon.
(2)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 11, 2013. This schedule reported that Dimensional Fund Advisors LP has sole voting power with respect to 5,151,143 shares and sole dispositive power with respect to 5,243,645 shares. This schedule also reported that Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the shares owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.
(3)	Based on a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 8, 2013. This schedule reported that BlackRock, Inc. has sole voting power and dispositive power with respect to all such shares.
(4)	Based on a Schedule 13G/A filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on February 1, 2013. This schedule reported that the shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI, including Franklin Templeton Investments Corporation which has sole voting power and dispositive power with respect to 2,636,147 shares, Franklin Advisory Services, LLC, which has sole voting power and dispositive power with respect to 1,650,000 shares. According to this schedule, Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI and may be deemed to be the beneficial owners of the shares held by persons and entities for whom or for which FRI subsidiaries provide investment management services.
(5)	Based on a Schedule 13G/A filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 4, 2013. This schedule reported that Royce & Associates, LLC has sole voting and dispositive power with respect to all such shares.
(6)

Based on a Schedule 13G/A filed by Janus Capital Management, LLC (“Janus Capital”) with the Securities and Exchange Commission on February 14, 2013. This schedule reported that Janus Capital has shared voting power and dispositive power with respect to all such shares by virtue of its direct 95.67% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 3,844,800 shares held by such Managed

Portfolios. Perkins Small Cap Value Fund is an investment company registered under the Investment Company Act of 1940 and is one of the Managed Portfolios to which Janus Capital provides investment advice.

(7)	Based on a Schedule 13G filed by Vanguard Group Inc. (“Vanguard”) with the Securities and Exchange Commission on February 13, 2013. This schedule reported that Vanguard has sole power to vote with respect to 94,436 shares, sole power to dispose of or to direct disposition of 3,630,777 shares and shared power to dispose of or to direct the disposition of 90,136 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 90,136 shares or 0.12% of the outstanding Common Stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,300 shares or 0.01% of the outstanding Common Stock as a result of its serving as investment manager of Australian investment offerings.
(8)	Includes 12,000 shares issuable upon exercise of options held by Mr. Armacost, which are currently exercisable or become exercisable on or before April 29, 2013. Mr. Armacost’s non-option shares are held in a family trust with his wife as a co-trustee. Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(9)	Includes 18,000 shares issuable upon exercise of options held by Mr. Beard, which are currently exercisable or become exercisable on or before April 29, 2013. Mr. Beard’s spouse has shared voting and investment power for his non-option shares. Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(10)	Includes 218,957 shares issuable upon exercise of options held by Mr. Boezeman, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 18,030 RSUs which are scheduled to vest on February 1, 2016.
(11)	Excludes 301,491 RSUs and 103,029 RSUs which are scheduled to vest on March 5, 2015 and February 1, 2016, respectively.
(12)	Includes 270,717 shares issuable upon exercise of options held by Mr. Colton, which are currently exercisable or become exercisable on or before April 29, 2013.
(13)	Includes 12,000 shares issuable upon exercise of options held by Mr. Cushman, which are currently exercisable or become exercisable on or before April 29, 2013. All non-option shares are held jointly with his spouse. Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(14)	Includes 148,809 shares issuable upon exercise of options held by Mr. Hocknell, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 18,030 RSUs which are scheduled to vest on February 1, 2016.
(15)	Includes 452,569 shares issuable upon exercise of options held by Mr. Holiday, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 63,313 RSUs and 18,030 RSUs which are scheduled to vest on May 1, 2015 and February 1, 2016, respectively.
(16)	Includes 252,291 shares issuable upon exercise of options held by Mr. Howie, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 18,030 RSUs which are scheduled to vest on February 1, 2016.
(17)	Includes 18,000 shares issuable upon exercise of options held by Mr. Kobayashi, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(18)	Excludes 18,030 RSUs which are scheduled to vest on February 1, 2016.
(19)	Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(20)	Includes 72,056 shares issuable upon exercise of options held by Mr. Lynch, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 10,031 RSUs and 10,303 RSUs which are scheduled to vest on June 1, 2015 and February 1, 2016, respectively.
(21)

Includes 424,463 shares issuable upon exercise of options held by Mr. McCracken, which are currently exercisable or become exercisable on or before April 29, 2013. Also includes 35,995 shares held by the

McCracken/Waggener Family Trust for which Mr. McCracken is a trustee with voting and dispositive powers over such shares. Also includes 1,500 shares held by Mr. McCracken’s spouse.
(22)	Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(23)	Includes 5,865 shares issuable upon exercise of options held by Mr. Richards, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 3,372 RSUs and 10,303 RSUs which are scheduled to vest on June 1, 2013 and February 1, 2016, respectively.
(24)	Includes 12,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before April 29, 2013. Also includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse. Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(25)	Includes 26,000 shares issuable upon exercise of options held by Mr. Thornley, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 5,799 RSUs and 7,288 RSUs which are scheduled to vest on May 18, 2013 and May 18, 2014, respectively.
(26)	Includes 1,248,547 shares issuable upon exercise of options held by the individuals presented, which are currently exercisable or become exercisable on or before April 29, 2013. Excludes 696,688 RSUs, all of which remain subject to future vesting. In addition, excludes information for Messrs Colton and McCracken due to their resignations in 2012.

TRANSACTIONS WITH RELATED PERSONS

As specified in its written charter, it is the duty of the Audit Committee to oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s written Code of Conduct. Such duties include review of related party transactions and other conflict of interest issues, including a review of any transaction involving the Company and named executive officers. Copies of the Audit Committee charter and the Code of Conduct are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance and — Corporate Overview, respectively.

Pursuant to the Code of Conduct, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Code of Conduct sets forth the requirements of the written reporting procedure, internal review of such reports and oversight of the procedures by the Audit Committee. The Code of Conduct also requires directors, officers or employees to report any instance of suspected violations of the Code of Conduct or applicable law.

Anthony S. Thornley, a member of the Board, is the father of Christian Thornley (an adult child who does not share a home with Anthony Thornley), who is currently employed by the Company as a sale representative. As an employee of the Company, Christian Thornley received aggregate compensation and benefits of approximately $122,000 during 2012.

No Incorporation by Reference

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation and Management Succession Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2012.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTN: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE, ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.CALLAWAYGOLF.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER PROPOSALS

If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2014 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the corporate secretary of the Company. To be timely, written notice must be delivered to the corporate secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting, provided, however, that in the event that the date of the 2014 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the corporate secretary not more than 120 days prior to the 2014 annual meeting and not less than the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2014 annual meeting. Any such notice to the corporate secretary must include all of the information specified in the Company’s Bylaws.

If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2014 annual meeting of shareholders, then, in addition to the notices required by the immediately preceding paragraph and in addition to other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 6, 2013, in order to be considered for inclusion pursuant to Rule 14a-8 promulgated under the Exchange Act, provided, however, that if the date of the 2014 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting (i.e., the 2013 Annual Meeting of Shareholders), then such notice must be received by the corporate secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2014 annual meeting.

OTHER MATTERS

Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote all proxies given to them in accordance with the recommendation of the Board of Directors.

Each shareholder is urged to return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, ATTN: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Brian P. Lynch
Corporate Secretary

Carlsbad, California

April 5, 2013

Appendix A

CALLAWAY GOLF COMPANY

AMENDED AND RESTATED 2004 INCENTIVE PLAN

APPROVED BY THE BOARD ON MARCH 26, 2004

APPROVED BY THE SHAREHOLDERS ON MAY 25, 2004

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE OF THE BOARD ON APRIL 18, 2007

APPROVED BY THE SHAREHOLDERS ON JUNE 5, 2007

AMENDED BY THE BOARD ON MARCH 27, 2009

APPROVED BY THE SHAREHOLDERS ON MAY 19, 2009

AMENDED BY THE BOARD ON MARCH 27, 2013

APPROVED BY THE SHAREHOLDERS ON MAY 15, 2013

SECTION 1. PURPOSES OF THE PLAN

The Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Plan”) is established to (a) promote the long-term interests of Callaway Golf Company (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (b) encourage such persons to hold an equity interest in the Company and (c) enhance the mutuality of interest between such persons and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

SECTION 2. DEFINITIONS

As used in the Plan:

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a)	Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b)	Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the Effective Date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c)	Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

(i)	a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 50% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii)	a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d)	Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

If required for purposes of compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any applicable regulations and guidance thereunder.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means Callaway Golf Company, a Delaware corporation.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code.

“Effective Date” has the meaning set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, (e) asset write-downs, (f) litigation or claim judgments or settlements, (g) any accruals for reorganization and restructuring programs, and (h) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

“Fair Market Value” means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the effective date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted under the Plan that is intended to be, and that qualifies as, an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option granted under the Plan that does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

“Performance Criteria” has the meaning set forth in Section 11.1.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means this Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended from time to time.

“Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” has the meaning set forth in Section 8.1.

“Stock Award” means any right to receive an award of Common Stock, or any other award that is based on or otherwise relates to Common Stock, that is granted under the Plan, including an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Share or Performance Unit Award.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding the foregoing, the Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent consistent with applicable law, the Board or the Committee may delegate to one or more senior executive officers of the Company the authority to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act; and provided, further, that for purposes of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall consist solely of two (2) or more “outside directors” as defined in Section 162(m) of the Code. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan.

3.2 Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any person eligible to receive an Award hereunder.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be 24,000,000 shares (such number consisting of (i) 8,000,000 shares approved by the shareholders for issuance under the Plan on May 25, 2004; (ii) an additional 4,250,000 shares approved by shareholders for issuance under the Plan on June 5, 2007, (iii) an additional 5,250,000 shares approved by shareholders at the annual meeting of shareholders of the Company on May 19, 2009, and (iii) an additional 6,500,000 new shares to be approved by shareholders at the annual meeting of shareholders of the Company scheduled to be held on May 15, 2013 as part of the approval of the amendment to the Plan). The number of shares authorized for issuance under the Plan shall be decreased by 2.0 shares for each share issued on or after May 19, 2009 pursuant to full value share Awards that are Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or any other full value share awards (excluding Options, Stock Appreciation Rights or any other non-full value share awards). For shares issued prior to May 19, 2009, the number of shares authorized for issuance under this Plan shall be decreased by 2.5 shares for each share issued with respect to full value Awards. Likewise, if any such shares are issued in respect of full value share awards and subsequently reacquired by the Company under the terms of this Plan as a result of the expiration, termination or cancellation of the related Award, or otherwise, then the shares authorized for issuance will be increased for each share reacquired by the Company under the terms of the Plan by the same number of shares for which the shares authorized for issuance were reduced at the time the Award was granted (e.g. 2.0x or 2.5x for each full value award).

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition to the shares of Common Stock that are actually issued to a Participant, the following items shall be counted against the total number of shares available for issuance under the Plan: (i) shares of Common Stock subject to an Award that are not delivered to a Participant because the Option or Stock Appreciation Right is exercised through a reduction of shares of Common Stock subject to such Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Common Stock); (ii) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right; and (iii) shares that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Option or Stock Appreciation Right. The following items shall not be counted against the total number of shares available for issuance under the Plan: (x) the payment in cash of dividends or dividend equivalents; and (y) any Award that is settled in cash rather than by issuance of Common Stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1(a), subject to adjustment as provided in Section 15; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3 Limitations

Subject to adjustment as provided in Section 15, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 2,000,000 shares of Common Stock.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee or officer of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor, independent contractor or other person who renders or who has rendered bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities (a “Consultant”); provided, that no person will be treated as a Consultant under the Plan unless a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.

6.3 Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. To the extent applicable, any such deferral shall either comply with, or be exempt from, the requirements of Section 409A of the Code.

SECTION 7. OPTIONS

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee; provided, that in no event shall Options vest and be fully exercisable at any time earlier than one year from the Grant Date except as may be specifically provided as a result of acceleration upon a Change in Control, Termination of Service or other event providing for accelerated vesting.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the Grant Date, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. In addition, if an Incentive Stock Option is granted to any Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company or any Related Company (a “Ten Percent Holder”), the exercise price for shares purchased under such Incentive Stock Option shall be no less than 110% of the Fair Market Value of the Common Stock on the Grant Date. In no event shall the Committee (i) cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option or (ii) cancel any outstanding Option with the purpose of issuing another Award in exchange for the cancelled Option, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall any Option be exercisable more than ten (10) years after the Grant Date (or five (5) years after the Grant Date for any Incentive Stock Options granted to Ten Percent Holder).

7.4 Exercise of Options

Subject to Section 7.1, the Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 13 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period, if any, required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise; or

(e) such other consideration as the Committee may permit in its sole discretion.

7.6 Post-Termination Exercises

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) A Participant’s change in status from an employee to a consultant, board member, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company, or a change in status from a consultant, board member, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7 Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. A SAR may be granted in tandem with an Option or alone (“freestanding”). Subject to the other provisions of this Section 8, freestanding SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan (including the restrictions on cancelling and reissuing awards set forth in Section 7.2). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee, but in no event shall such term exceed ten (10) years from the Grant Date, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 13, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the positive difference, if any, between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

In no event shall an Award of Restricted Stock or Restricted Stock Units payable in shares vest sooner than one year after the Grant Date, except that an Award of Restricted Stock or Restricted Stock Units that vests based solely on continued status as an employee or other status requiring continued services to the Company shall not vest sooner than three (3) years after the Grant Date. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Stock Units in the event of a Participant’s Termination of Service or a Change in Control.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Dividends and Distributions

Participants holding shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to any Performance Criteria. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the Performance Criteria have been achieved and the underlying shares or Restricted Stock Units have been earned. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.

9.4 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Unit intended to qualify as “performance-based compensation” under Section 162(m) of the Code for the year in which the Restricted Stock or Restricted Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1 Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 13, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, if an Award of Performance Shares is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may not, in any event, increase the number of Performance Shares earned upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2 Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 13, entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, if an Award of Performance Units is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount that may be granted to a Covered Employee in any calendar year shall not exceed $10,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

SECTION 11. PERFORMANCE GOALS

11.1 Awards Subject to Performance Goals

Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other Awards (including other stock or cash-based Awards granted under Section 12) granted under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average shareholders’ equity; (g) total shareholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit (including economic profit margin), (r) market share; (s) overhead or other expense reduction; (t) growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index and (u) strategic plan development and implementation (collectively, the “Performance Criteria”).

11.2 Use and Calculation of Performance Criteria

Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. The Committee may appropriately adjust any evaluation of performance under the Performance Criteria to exclude any Extraordinary Items.

Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the performance goals (which performance goals shall be based upon the Performance Criteria set forth in clauses (a) through (u) of Section 11.1 above) and the formula for calculating the amount payable under the Award no later than the earlier of (A) the date which occurs ninety (90) days after the commencement of the applicable performance period, and (B) the date on which twenty-five percent (25%) of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remain substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m) the Committee shall certify in writing the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Company’s Common Stock). The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The Committee may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Common Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of Section 13, entitle the Participant to a payment in cash or Common Stock only upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, if an Award granted under this Section 12 is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may not, in any event, increase the amount earned under such other Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount that may be granted to a Covered Employee in any calendar year shall not exceed $10,000,000, if payable in cash.

SECTION 13. WITHHOLDING

13.1 Payment of Taxes

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

13.2 Form of Payment

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock), having a Fair Market Value equal to the tax withholding obligations, (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (e) entering into such other arrangement as is acceptable to the Committee in its discretion. The value of any shares withheld or surrendered may not exceed the employer’s minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that (i) any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award and (ii) no Award may be sold or otherwise transferred by the Participant for consideration. Notwithstanding any other provision hereof and to the extent permitted by Section 422 of the Code to the extent applicable, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (C) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (D) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

(b) The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change in Control

15.3.1 Options

In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, the Board of Directors or Committee may provide that (i) each outstanding Option shall terminate; provided, that immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied; (ii) a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options; or (iii) outstanding Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

15.3.2 Restricted Stock and Restricted Stock Units

In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock or Restricted Stock Units shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Change in Control. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock or restricted stock unit awards shall be adjusted in the same manner as provided in Section 15.3.1 for Options.

15.4 Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5 Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. AMENDMENT AND TERMINATION

16.1 Amendment, Suspension or Termination of the Plan

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

16.2 Term of the Plan

(a) Unless sooner terminated as provided herein, the Plan shall terminate on May 15, 2023. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (i) the approval of the Plan, as amended, by the Board and (ii) the Effective Date of the Plan, as amended.

(b) After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.4 shall not require a Participant’s consent.

SECTION 17. GENERAL

17.1 No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or service at any time, with or without Cause.

17.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(c) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3 Indemnification

(a) Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

Unless otherwise expressly provided in an Award agreement, the Plan and any Award granted under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted under the Plan exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted under the Plan is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the

Code, and to the extent an agreement evidencing an Award is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the agreement evidencing such Award. Notwithstanding anything to the contrary in the Plan (unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date this six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

17.6 Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10 Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

SECTION 18. EFFECTIVE DATE

The Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended on May 9, 2009, shall become effective on the date on which it is approved by the Company’s shareholders (the “Effective Date”) and thereafter this Amended and Restated 2004 Incentive Plan, as amended on May 19, 2009 and further amended on May 15, 2013, shall constitute the Plan.

Appendix B

CALLAWAY GOLF COMPANY

2013 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

EFFECTIVE AS OF MAY 15, 2013

ARTICLE I

GENERAL

1. Adoption. This Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan (the “Plan”) is hereby adopted by Callaway Golf Company (the “Company”) effective May 15, 2013 subject to approval by the Company’s shareholders at the 2013 annual meeting.

2. Purpose. The Plan is designed to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain highly qualified independent directors.

3. Administration. The Plan shall be administered by the Company’s Board of Directors (the “Board”) or a committee designated by the Board, which shall, subject to limitations contained in the Plan, have the authority to determine whether grants will be comprised of options or other awards or a combination, the number of shares covered by such options or other awards, and the exercise price of options. The Board shall have sole authority to construe the Plan, to determine all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any option or other award granted under the Plan shall be final.

4. Eligible Directors. Each person who is a duly elected or appointed member of the Board, but is not then otherwise an employee of the Company or any of its subsidiaries or affiliates and has not been an employee of the Company or any of its subsidiaries or affiliates since the beginning of the Company’s preceding fiscal year shall be eligible to receive grants of options or other awards under this Plan (an “Eligible Director”).

5. Annual and One-Time Grants. Each Eligible Director shall be eligible to receive a one-time grant of options and/or other awards upon first being appointed to serve on the Board for such number of shares as the Board shall determine in its discretion. The grant date for one-time grants shall be the date upon which such appointment is effective. In addition, each Eligible Director shall be eligible to receive an annual grant of options and/or other awards for each fiscal year in which they are elected to serve on the Board for such number of shares as the Board may determine in its discretion, provided that any director who is first appointed to the Board within three months prior to the Company’s annual meeting of shareholders shall not be eligible to receive an annual grant upon election at such annual meeting but would be eligible upon election at the following annual meeting of shareholders. The grant date for annual grants shall be the date on which the annual meeting of the Company’s shareholders takes place. The maximum number of shares that may be made subject to all grants made to an individual Eligible Director under the Plan within any calendar year is 50,000 shares.

6. Common Stock Subject to the Plan; Grant Limit. The shares that may be made subject to awards hereunder shall be authorized and unissued shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). The aggregate number of shares that may be issued upon exercise of options and the grant or vesting of other awards granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment in accordance with Article IV.

7. Share Usage. Shares of Common Stock covered by an option or other award shall not be counted as used unless and until they are actually issued and delivered to an Eligible Director. If an option or other award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to an Eligible Director and are thereafter reacquired by the Company, the shares subject to such options or other awards and the reacquired shares shall again be available for issuance under the Plan. The following items shall not be counted against the total number of shares available for issuance under the Plan: (i) the payment in cash of dividends or dividend equivalents, (ii) any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock or Restricted Stock Units (each as defined below) and (iii) shares withheld to satisfy any tax withholding obligations that may be triggered by the issuance or vesting of shares of Common Stock. Shares that are withheld in payment of the exercise price of an option or purchase price of an award shall be counted against the number of shares available for issuance under the Plan.

8. Amendment of the Plan. The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option or other award theretofore granted under the Plan without the consent of the person to whom such option or other award was granted. In addition, without further shareholder approval, the Plan may not be amended so as to (i) increase the number of shares subject to the Plan (as adjusted under Article IV); (ii) increase the annual individual share grant limit set forth in Article I, Section 5; (iii) change the class of persons eligible to receive options or other awards under the Plan; (iv) provide for the grant of options having an exercise price per option share less than the fair market value on the grant date; or (v) extend the final date upon which options or other awards may be granted under the Plan.

9. Shareholder Approval of Repricing. In no event shall the Board (i) cancel any outstanding option for the purpose of reissuing the option to the grantee at a lower exercise price or reduce the exercise price of an outstanding option or (ii) cancel any outstanding option with the purpose of issuing another Plan award in exchange for the cancelled option, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

10. Term of Plan. Options and other awards may be granted under the Plan until May 15, 2023, whereupon the Plan will terminate. Notwithstanding the foregoing, each option or other award granted under the Plan shall remain in effect until such option or other award has been exercised or terminated, as applicable, in accordance with its terms and the terms of the Plan.

11. Award Agreements; Vesting and Restrictions. Provisions relating to the vesting and/or other terms and restrictions of options or other awards shall be as determined by the Board in its sole discretion and set forth in the award agreements; provided, that in no event shall options vest and be fully exercisable at any time earlier than one year from the grant date except as may be specifically provided as a result of acceleration upon a Change in Control, termination of status as a director or other event providing for accelerated vesting. All options and other awards shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such options or other awards upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or award or the issuance or purchase of shares in connection therewith, such option or award may not be exercised or transferred in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12. Nonassignability. No option or Restricted Stock Unit (as defined below) granted under the Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended). During the lifetime of the optionee, the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein. Restricted Stock (as defined below) shall be subject to the restrictions on transferability described in Article III.

13. Definition of “Fair Market Value.” For purposes of the Plan, the term “fair market value,” when used in reference to the value of a share of the Company’s Common Stock, means the closing price for the

Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The applicable trading day for determining Fair Market Value in connection with the grant of awards shall be the date of grant. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

14. Rights as a Shareholder. An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price. A grantee of Restricted Stock shall have only those shareholder rights as the Company, in its sole discretion, expressly grants pursuant to its authority under Section 3 of Article III to determine all terms and conditions of Restricted Stock. A grantee of Restricted Stock Units shall have no rights as a shareholder unless and until the time that the restrictions are removed and the grantee receives in exchange therefor unrestricted shares of the Company’s Common Stock (if any).

15. Purchase for Investment. Unless the shares of Common Stock to be issued upon exercise of an option or upon the granting or vesting of another award under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any such shares unless the grantee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of Common Stock issued to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

16. Tax Withholding Obligations. Unless prohibited by the terms of a award agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an option or other award by any of the following means or by a combination of such means: (i) causing the optionee or grantee to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the optionee or grantee in connection with the award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the award as a liability for financial accounting purposes); (iii) withholding cash from an award settled in cash; (iv) withholding payment from any amounts otherwise payable to the optionee or grantee; or (v) by such other method as may be set forth in the award agreement.

17. No Fractional Shares. Only whole shares of Common Stock will be issued pursuant to the grant, vesting, or exercise of awards, or pursuant to dividend accrual on awards. In the event of any adjustment in the number of shares covered by any option or other award pursuant to Article IV, each such option or other award shall cover only the number of full shares resulting from such adjustment.

18. Source of Shares. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

19. No Individual Rights. No provision of the Plan or any option or other award granted under the Plan shall confer or be deemed to confer on any Eligible Director any right to serve or continue to serve on the Company’s Board.

20. Governing Law. The Plan and any award agreement hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

ARTICLE II

STOCK OPTIONS

1. Grants of Options. The Board, in its sole discretion, shall determine whether and how many options shall be granted to an Eligible Director, subject to the annual grant limit set forth in Article I, Section 5. Options so granted shall have the exercise price, vesting schedule and term, and shall be subject to such other terms and conditions, as are set forth in an individual option agreement described in Section 4 below.

2. Exercise Price. Notwithstanding any other provision of Article II, the exercise price per share of options shall not be less than the fair market value of a share of Common Stock on the grant date.

3. Payment of Exercise Price. The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the Board may deem acceptable, including, without limitation, Common Stock (delivered by or on behalf of the person exercising the option or retained by the Company from the Common Stock otherwise issuable upon exercise), provided, however, that the Board may, in the exercise of its discretion, allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise. Additionally, the option exercise price may be payable by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Eligible Director to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued Upon proper exercise, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of Common Stock to which the option pertains. For avoidance of doubt, shares of Common Stock tendered to the Company or deducted or withheld from the number of shares that otherwise would be received upon the exercise of an option as payment of the exercise price shall not be added back to the aggregate number of shares subject to the Plan.

4. Option Agreements. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom such option is granted and stating the number of shares of Common Stock issuable upon exercise of the option, the exercise price, the time during which the option is exercisable, and the times at which the option vests and becomes exercisable. Such option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement. Each option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

5. Term of Options and Effect of Termination. Notwithstanding any other provision of the Plan, no options shall be exercisable after the expiration of ten years from the date of their grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the holder of any option granted under this Plan shall cease to be a director of the Company for any reason, all options granted under this Plan to such holder shall be exercisable, to the extent already exercisable at the date such holder ceases to be a director, for a period of one year after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

ARTICLE III

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

1. Grant of Restricted Stock and Stock Units. The Board may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service on the Board or any other measure) as the Board shall determine in its sole discretion, and which terms, conditions and restrictions shall be set forth in the agreement evidencing the award. For purposes of this Plan, “Restricted Stock” means an award of shares of Common Stock, the rights of ownership of which may be subject to restrictions prescribed by the Board, and “Restricted Stock Units” means an award similar to restricted stock but that is denominated in units of Common Stock.

2. Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a grantee’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Board, (i) the shares of Restricted Stock shall become freely transferable by the grantee and (ii) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Board shall determine in its sole discretion. Any fractional shares subject to such awards shall be paid in cash.

3. Dividends and Distributions. Grantees holding shares of Restricted Stock or Restricted Stock Units may, if the Board so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restriction to the dividends or dividend equivalents that the Board deems appropriate. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.

4. Deferrals. The Board may permit or require a grantee to defer receipt of the issuance of shares or cash payment in settlement of any Restricted Stock Units. If any such deferral election is permitted or required, the Board, in its sole discretion, shall establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. To the extent applicable, any such deferral shall either comply with, or be exempt from, the requirements of Section 409A of the Code.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

1. Anti-dilution Adjustments. The aggregate number of shares of Common Stock available for issuance upon exercise of options or the grant or vesting of other awards under the Plan, the number of shares for which each option (issued and unissued) can be exercised, the exercise price per share of options (issued and unissued), the number of shares of Restricted Stock or Restricted Stock Units constituting an award, and the individual grant limit in Article I Section 5 shall each be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

2. Effect of Change in Control. Unless otherwise determined by the Board in its sole discretion, in the event of a Change in Control, then, the vesting of all Plan awards (and, with respect to options, the time when such options may be exercised) shall be accelerated in full and any reacquisition or repurchase rights held by the Company with respect to such Plan awards shall lapse (contingent upon the effectiveness of the Change in Control).

For purposes hereof, a “Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

(i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

3. Effect of a Corporate Transaction.

In the event of (i) a dissolution or liquidation of the Company, (ii) a Change in Control of the Company, or (iii) any merger or consolidation involving the Company (collectively, a “Corporate Transaction”), then the acquiring, surviving or continuing entity may assume or continue the outstanding Plan awards or substitute similar stock awards for the outstanding Plan awards (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction).

In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue the outstanding Plan awards or substitute similar stock awards for such outstanding Plan awards, then with respect to Plan awards that have not been assumed, substituted or continued, then, the vesting of such Plan awards (and, with respect to options, the time when such options may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Plan awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Plan awards shall lapse (contingent upon the effectiveness of the Corporate Transaction)

The Board shall have the discretion, exercisable at any time before a Corporate Transaction to take such additional action in respect of outstanding Plan awards as it determines to be necessary or advisable. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on Plan awards so as to provide for earlier or later lifting of restrictions thereon.

4. Determination by the Board. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The grant of an option or other award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

Callaway Golf Company
2013 Annual Meeting of
Shareholders
Wednesday, May 15, 2013
8:30 a.m. PDT

78
College Blvd.
Faraday Ave.
Priestly Dr.
San Marcos Blvd.
(turns into Palomar Airport Rd.)
15
5
Callaway Golf Company
2180 Rutherford Road
760/931-1771
Aston Ave.
Rutherford Road
Pascal Ct
El Camino Real
College Blvd.
Hidden Valley
Palomar Airport
Palomar Airport Road

From Interstate 5:
Exit Palomar Airport Road
Go East on Palomar Airport Road to College Blvd.
Turn left onto College Blvd.
Turn right onto Aston Avenue
Turn right onto Rutherford Road
Turn left into parking lot at 2180 Rutherford Road

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 15, 2013.
Vote by Internet • Go to www.investorvote.com/ELY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
	COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW, AND “FOR” PROPOSALS 2, 3, 4 AND 5.				+
The Board of Directors recommends a vote FOR ALL in Item 1.
1.	Election of Directors:	01 - Oliver G. (Chip) Brewer III	02 - Ronald S. Beard	03 - Samuel H. Armacost
	Nominees:	04 - John C. Cushman, III	05 - Yotaro Kobayashi	06 - John F. Lundgren
		07 - Adebayo O. Ogunlesi	08 - Richard L. Rosenfield	09 - Anthony S. Thornley

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐	3. Approve the amendment to the Callaway Golf Company Amended and Restated 2004 Incentive Plan.	☐	☐	☐

4. Approve the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan.	☐	☐	☐	5. Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

In their discretion, Bradley J. Holiday and Brian P. Lynch, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting To Be Held on May 15, 2013: The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2013

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints BRADLEY J. HOLIDAY AND BRIAN P. LYNCH, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at the Callaway Golf Company Headquarters, 2180 Rutherford Road, Carlsbad, California 92008, on May 15, 2013, at 8:30 A.M. (PDT), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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